Exhibit 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF ARIZONA

In re:                                    ) In Proceedings Under Chapter 11
                                          )
BAPTIST   FOUNDATION   OF  ARIZONA,   an  ) Case Nos. 99-13275-ECF-GBN through
Arizona nonprofit  corporation;  ARIZONA  ) 99-13364-ECF-RTB
SOUTHERN  BAPTIST  NEW CHURCH  VENTURES,  )
INC., an Arizona nonprofit  corporation;  ) All Cases Jointly Administered Under
A.L.O.,  INC.,  an Arizona  corporation;  ) Case  No. 99-13275-ECF-GBN
E.V.I.G.,  INC., an Arizona corporation,  )
et al.,                                   ) (Substantive Consolidation Pending)
                                          )
              Debtors.                    )
__________________________________________)

          FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION OF THE
                 DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

SQUIRE, SANDERS & DEMPSEY L.L.P.           GREENBERG TRAURIG LLP
40 North Central Avenue, Suite 2700        One East Camelback Road, Suite 1100
Phoenix, Arizona 85004                     Phoenix, Arizona 85012
Telephone: (602) 528-4000                  Telephone: (602) 263-2300
Attorneys: Craig D. Hansen                 Attorney:  Charles R. Sterbach
           Thomas J. Salerno
           Larry L. Watson

Counsel to BAPTIST FOUNDATION OF           Counsel to ARIZONA SOUTHERN BAPTIST
ARIZONA, et al., Debtors                   NEW CHURCH VENTURES, INC., et al.,
                                           Debtors

                            HENDRICKSON & ASSOCIATES
                          4411 S. Rural Road, Suite 201
                              Tempe, Arizona 85282
                            Telephone: (480) 345-7500
                         Attorney: Brian W. Hendrickson
               Counsel to A.L.O., INC. and E.V.I.G., INC., et al.,
                                     Debtors

BAKER & McKENZIE                           FENNEMORE CRAIG
101 West Broadway, Twelfth Floor           3003 North Central Avenue, Suite 2600
San Diego, California 92101                Phoenix, Arizona 85012-2913
Telephone: (619) 236-1441                  Telephone: (602) 916-5000
Attorneys: Ali M. M. Mojdehi               Attorney:  Cathy L. Reece
           Peter W. Ito
           Nellwyn W. Voorhies

Counsel to OFFICIAL COLLATERALIZED         Counsel to OFFICIAL JOINT COMMITTEE
INVESTORS' COMMITTEE                       OF UNSECURED CREDITORS

Co-Proponent of the Plan                   Co-Proponent of the Plan

Dated: September 25, 2000
Phoenix, Arizona

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION..............................................................     1

ARTICLE 1. DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME..     2

   1.1     ADMINISTRATIVE CLAIM...........................................     2
   1.2     ADMINISTRATIVE CLAIM BAR DATE..................................     2
   1.3     AFFILIATE......................................................     2
   1.4     ALLOWED........................................................     3
   1.5     ALO............................................................     3
   1.6     ASSETS.........................................................     3
   1.7     AVOIDANCE ACTIONS..............................................     3
   1.8     BALLOT.........................................................     3
   1.9     BANKRUPTCY CODE................................................     3
   1.10    BANKRUPTCY COURT...............................................     3
   1.11    BANKRUPTCY RULES...............................................     3
   1.12    BAR DATE.......................................................     4
   1.13    BFA............................................................     4
   1.14    BUSINESS DAY...................................................     4
   1.15    CASH...........................................................     4
   1.16    CFP............................................................     4
   1.17    CHAPTER 11 AFFILIATES..........................................     4
   1.18    CHAPTER 11 CASES...............................................     4
   1.19    CLAIM..........................................................     4
   1.20    CLASS..........................................................     4
   1.21    COLLATERAL.....................................................     4
   1.22    COLLATERALIZED INVESTOR CLAIMS.................................     4
   1.23    COLLATERALIZED INVESTOR PREMIUM................................     4
   1.24    COLLATERALIZED INVESTORS.......................................     4
   1.25    COLLATERALIZED INVESTORS' COMMITTEE............................     5
   1.26    COLLATERALIZED SECURITIES......................................     5
   1.27    COMMITTEES.....................................................     5
   1.28    CONFIRMATION DATE..............................................     5
   1.29    CONFIRMATION HEARING...........................................     5
   1.30    CONFIRMATION ORDER.............................................     5
   1.31    CONVENIENCE CLAIMS.............................................     5
   1.32    CONSOLIDATED ESTATE............................................     5
   1.33    CONTINGENT CLAIM...............................................     5
   1.34    CREDITOR.......................................................     5
   1.35    CURE...........................................................     5
   1.36    D&O POLICY.....................................................     6
   1.37    DEBT INSTRUMENT................................................     6
   1.38    DEBT SECURITIES CLAIM..........................................     6
   1.39    DEBTORS........................................................     6
   1.40    DISBURSING AGENT...............................................     6
   1.41    DISCLOSURE STATEMENT...........................................     6
   1.42    DISCLOSURE STATEMENT SUMMARY...................................     6
   1.43    DISPUTED.......................................................     6

                                                                            Page
                                                                            ----
   1.44    DISTRIBUTION DATE..............................................     6
   1.45    DISTRIBUTION RECORD DATE.......................................     6
   1.46    DISTRIBUTION RESERVE...........................................     6
   1.47    EFFECTIVE DATE.................................................     7
   1.48    EQUITY INTEREST................................................     7
   1.49    EQUITY SECURITIES CLAIM........................................     7
   1.50    ESTATE.........................................................     7
   1.51    EVIG...........................................................     7
   1.52    EXCHANGE ACT...................................................     7
   1.53    EXCISE TAX CLAIMS..............................................     7
   1.54    FAS............................................................     7
   1.55    FINAL ORDER....................................................     7
   1.56    GAAP...........................................................     7
   1.57    GENERAL UNSECURED CLAIM........................................     7
   1.58    GENERAL UNSECURED CLAIM DISTRIBUTION PERCENTAGE................     8
   1.59    GENERAL UNSECURED CLAIM RECOVERY SCHEDULE......................     8
   1.60    GEF............................................................     8
   1.61    GIF............................................................     8
   1.62    GUC-NET DISTRIBUTABLE CASH.....................................     8
   1.63    INITIAL DISTRIBUTION DATE......................................     8
   1.64    INDEMNIFICATION CLAIMS.........................................     8
   1.65    INTERCOMPANY CLAIM.............................................     8
   1.66    INVESTOR CLAIMS................................................     8
   1.67    INVESTOR DEBT SECURITIES.......................................     8
   1.68    IRA............................................................     8
   1.69    IRS............................................................     8
   1.70    LIEN...........................................................     8
   1.71    LIQUIDATING TRUST..............................................     9
   1.72    LIQUIDATING TRUST AGREEMENT....................................     9
   1.73    LIQUIDATING TRUST BOARD........................................     9
   1.74    LIQUIDATING TRUSTEE............................................     9
   1.75    LITIGATION CLAIMS..............................................     9
   1.76    NCV............................................................     9
   1.77    NET AVOIDANCE ACTION RECOVERY..................................     9
   1.78    NET DISTRIBUTABLE CASH.........................................     9
   1.79    NET LITIGATION RECOVERY........................................     9
   1.80    NEW ASSET SUBSIDIARY, LLC......................................    10
   1.81    NEW ASSET SUBSIDIARY, LLC ARTICLES OF ORGANIZATION.............    10
   1.82    NEW ASSET SUBSIDIARY, LLC OPERATING AGREEMENT..................    10
   1.83    NEW REAL ESTATE SUBSIDIARY.....................................    10
   1.84    NON-DEBTOR AFFILIATES..........................................    10
   1.85    NON-OPT OUT CLASS ACTION.......................................    10
   1.86    PERSON.........................................................    10
   1.87    PETITION DATE..................................................    10
   1.88    PIF I..........................................................    10
   1.89    PIF II.........................................................    10
   1.90    PIF III........................................................    10
   1.91    PIF IV.........................................................    10
   1.92    PLAN...........................................................    10
   1.93    PLATFORM SUBSIDIARIES..........................................    11
   1.94    PLEASANT POINT SALE ORDER......................................    11

                                                                            Page
                                                                            ----
   1.95    PREFERENCE EQUALIZATION DEDUCTION..............................    11
   1.96    PREFERENCE PERIOD..............................................    11
   1.97    PREFERENCE SETTLEMENT OPTION...................................    11
   1.98    PREFERENCE SETTLEMENT WITHDRAWAL ELECTION......................    11
   1.99    PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM.................    11
   1.100   PRIORITY CLAIM.................................................    11
   1.101   PRIORITY TAX CLAIM.............................................    11
   1.102   PROFESSIONALS..................................................    11
   1.103   PROFESSIONAL FEE BAR DATE......................................    11
   1.104   PROFESSIONAL FEES..............................................    11
   1.105   PRO RATA.......................................................    11
   1.106   RECLAMATION CLAIMS.............................................    12
   1.107   RELATED INVESTOR CLAIMS........................................    12
   1.108   RESTATED NEW REAL ESTATE SUBSIDIARY ARTICLES...................    12
   1.109   RESTATED NEW REAL ESTATE SUBSIDIARY BY-LAWS....................    12
   1.110   RESTRUCTURING COMMITTEE........................................    12
   1.111   RESTRUCTURING COMMITTEE BY-LAWS................................    12
   1.112   RETIREE BENEFITS...............................................    12
   1.113   REVENUE CODE...................................................    12
   1.114   SCHEDULES......................................................    12
   1.115   SEC............................................................    12
   1.116   SECURED CLAIMS.................................................    13
   1.117   SECURED TAX CLAIM..............................................    13
   1.118   SECURITIES ACT.................................................    13
   1.119   SECURITIES CLAIM...............................................    13
   1.120   SETOFF CLAIMS..................................................    13
   1.121   SETTLEMENT.....................................................    13
   1.122   SHARE..........................................................    13
   1.123   SUBSIDIARY.....................................................    13
   1.124   SUBSIDIARY CLAIM...............................................    13
   1.125   SUBSTANTIVE CONSOLIDATION MOTION...............................    13
   1.126   TRUST ASSETS...................................................    13
   1.127   UNSECURED CREDITORS' COMMITTEE.................................    14
   1.128   UNSECURED DEFICIENCY CLAIMS....................................    14
   1.129   UNSECURED INVESTORS............................................    14
   1.130   UNSECURED INVESTOR CLAIMS......................................    14
   1.131   UNSECURED SECURITIES...........................................    14
   1.132   VOLUNTARY COLLATERALIZED INVESTOR ELECTION.....................    14
   1.133   VOLUNTARY COLLATERALIZED INVESTOR ELECTION AMOUNT..............    14
   1.134   VOLUNTARY INVESTOR CLAIM WAIVER................................    14
   1.135   VOLUNTARY INVESTOR CLAIM WAIVER AMOUNT.........................    14
   1.136   VOTING RECORD DATE.............................................    14

ARTICLE 2. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS' ESTATES
           FOR CERTAIN DISTRIBUTION PURPOSES..............................    14

   2.1     REQUEST FOR SUBSTANTIVE CONSOLIDATION..........................    14
   2.2     EFFECT OF SUBSTANTIVE CONSOLIDATION............................    15
   2.3     EXCEPTIONS TO SUBSTANTIVE CONSOLIDATION........................    15

ARTICLE 3. TREATMENT OF UNCLASSIFIED CLAIMS...............................    16

   3.1     UNCLASSIFIED CLAIMS............................................    16

                                                                            Page
                                                                            ----
   3.2     ADMINISTRATIVE CLAIMS..........................................    16
   3.3     PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS................    16
   3.4     PRIORITY TAX CLAIMS............................................    16
   3.5     RECLAMATION CLAIMS.............................................    16
   3.6     CLAIMS FOR PROFESSIONAL FEES...................................    17

ARTICLE 4. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..................    17

   4.1     SUMMARY OF CLASSIFICATION......................................    17
   4.2     SPECIFIC CLASSIFICATION........................................    18

ARTICLE 5. TREATMENT OF CLAIMS AND EQUITY INTERESTS.......................    19

   5.1     CLASS 1 - PRIORITY CLAIMS......................................    19
   5.2     CLASS 2 - SECURED TAX CLAIMS...................................    19
   5.3     CLASS 3A - COLLATERALIZED INVESTOR CLAIMS......................    19
   5.4     CLASS 3B - UNSECURED INVESTOR CLAIMS...........................    22
   5.5     CLASS 4 - MISCELLANEOUS SECURED CLAIMS.........................    26
   5.6     CLASS 5 - GENERAL UNSECURED CLAIMS.............................    27
   5.7     CLASS 6 - CONVENIENCE CLAIMS...................................    27
   5.8     CLASS 7 - EXCISE TAX CLAIMS....................................    28
   5.9     CLASS 8 - DEBT SECURITIES CLAIMS...............................    28
   5.10    CLASS 9 - EQUITY INTERESTS AND EQUITY SECURITIES CLAIMS........    28

ARTICLE 6. MEANS FOR IMPLEMENTATION OF THE PLAN...........................    28

   6.1     CREATION OF THE LIQUIDATING TRUST; TRANSFER OF ASSETS..........    28
   6.2     TRANSFER OF LITIGATION CLAIMS AND AVOIDANCE ACTIONS............    29
   6.3     NOTICE OF LITIGATION CLAIMS AND AVOIDANCE ACTIONS..............    29
   6.4     LIQUIDATING TRUSTEE............................................    29
   6.5     LIQUIDATING TRUST BOARD........................................    34
   6.6     AMENDMENTS TO LIQUIDATING TRUST AGREEMENT......................    35
   6.7     FORMATION OF PLATFORM SUBSIDIARIES.............................    35
   6.8     REPORTING STATUS...............................................    36
   6.9     SALE OF ASSETS.................................................    36
   6.10    GENERAL UNSECURED CLAIM RECOVERY SCHEDULE......................    36
   6.11    DISTRIBUTIONS; PROCEEDS FROM ASSET SALES; DE MINIMIS
           DISTRIBUTIONS..................................................    36
   6.12    DISTRIBUTIONS OF FUNDS FROM EXTERNAL SOURCES...................    37
   6.13    SPECIAL DISTRIBUTION PROCEDURES FOR LITIGATION CLAIMS..........    37
   6.14    TERMINATION OF LIQUIDATING TRUST...............................    37
   6.15    DISSOLUTION OF DEBTORS AND NON-DEBTOR AFFILIATES...............    37
   6.16    RESTRUCTURING COMMITTEE; OFFICERS..............................    37
   6.17    INTERCOMPANY CLAIMS............................................    37
   6.18    NO CORPORATE ACTION REQUIRED...................................    37
   6.19    TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF
           RELATED INVESTOR CLAIMS........................................    38
   6.20    ADMINISTRATION PENDING EFFECTIVE DATE..........................    38
   6.21    DEBTOR-IN-POSSESSION FINANCING.................................    38

ARTICLE 7. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................    38

   7.1     ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND
           UNEXPIRED LEASES...............................................    38
   7.2     RETIREE BENEFITS...............................................    39

ARTICLE 8. CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES........    40

                                                                            Page
                                                                            ----
ARTICLE 9. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN............    40

   9.1     UNCERTIFICATED BENEFICIAL INTERESTS............................    40
   9.2     SECTION 1145 EXEMPTION.........................................    40

ARTICLE 10. CONDITIONS PRECEDENT..........................................    40

   10.1    CONDITIONS TO CONFIRMATION.....................................    40
   10.2    CONDITIONS TO EFFECTIVENESS....................................    41
   10.3    WAIVER OF CONDITIONS...........................................    42

ARTICLE 11. NON-ALLOWANCE OF PENALTIES AND FINES..........................    42

ARTICLE 12. TITLE TO PROPERTY; DISCHARGE; INJUNCTION......................    42

   12.1    TRANSFER OF ASSETS.............................................    42
   12.2    DISCHARGE......................................................    42
   12.3    INJUNCTION.....................................................    42
   12.4    EXCULPATION....................................................    43
   12.5    INDEMNIFICATION................................................    43

ARTICLE 13. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
            UNLIQUIDATED CLAIMS...........................................    44

   13.1    OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS..................    44
   13.2    NO DISTRIBUTIONS PENDING ALLOWANCE.............................    44
   13.3    DISTRIBUTION RESERVE...........................................    44
   13.4    DISTRIBUTIONS AFTER ALLOWANCE..................................    44

ARTICLE 14. RETENTION OF JURISDICTION.....................................    45

   14.1    JURISDICTION...................................................    45

ARTICLE 15. AMENDMENT AND WITHDRAWAL OF PLAN..............................    46

   15.1    AMENDMENT OF THE PLAN..........................................    46
   15.2    REVOCATION OR WITHDRAWAL OF THE PLAN...........................    46

ARTICLE 16. MISCELLANEOUS.................................................    47

   16.1    FILING OF OBJECTIONS TO CLAIMS.................................    47
   16.2    SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE..................    47
   16.3    EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING...........    47
   16.4    EXEMPTION FROM TRANSFER TAXES..................................    47
   16.5    BINDING EFFECT.................................................    47
   16.6    GOVERNING LAW..................................................    47
   16.7    MODIFICATION OF PAYMENT TERMS..................................    48
   16.8    SETOFFS........................................................    48
   16.9    NOTICES........................................................    48
   16.10   DELIVERY OF NOTICES............................................    50
   16.11   TERMINATION OF STATUTORY COMMITTEES............................    50
   16.12   SEVERABILITY...................................................    50
   16.13   WITHHOLDING AND REPORTING REQUIREMENTS.........................    50
   16.14   QUARTERLY FEES TO THE UNITED STATES TRUSTEE....................    51
   16.15   AMENDMENTS TO EXHIBITS.........................................    51
   16.16   METHOD OF PAYMENT..............................................    51

EXHIBITS

Exhibit 1      Chapter 11 Affiliates
Exhibit 2      List of Non-Debtor Affiliates
Exhibit 3      Liquidating Trust Agreement
Exhibit 4      Litigation Claims (excluding Avoidance Actions)
Exhibit 5      List of Collateralized Securities
Exhibit 6      General Unsecured Claim Recovery Schedule

                                  INTRODUCTION

     Baptist Foundation of Arizona ("BFA"), Arizona Southern Baptist New Church Ventures, Inc. ("NCV"), A.L.O., Inc. ("ALO"), E.V.I.G., Inc. ("EVIG"), and their subsidiaries and affiliates that are Chapter 11 debtors ("Chapter 11 Affiliates" and, together with BFA, NCV, ALO and EVIG, the "Debtors") together with the Collateralized Investors' Committee and the Unsecured Creditors' Committee hereby propose the following joint liquidating plan of reorganization (the "Plan") for the resolution of all outstanding Claims including, without limitation, all Investor Claims and Equity Interests. All Creditors and other parties-in-interest should refer to the Disclosure Statement Summary and the Disclosure Statement contemporaneously filed with the Plan, for a discussion of the Debtors' history, business, properties, results of operations, risk factors, a summary and analysis of the Plan, and other related matters. The Debtors, the Collateralized Investors' Committee and the Unsecured Creditors' Committee are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code.

          ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THE PLAN, THE DISCLOSURE STATEMENT SUMMARY, THE DISCLOSURE STATEMENT AND THE RELATED SOLICITATION MATERIALS IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

     The Plan provides for the orderly sale over time of the assets of the Debtors and the Non-Debtor Affiliates (as defined herein). To facilitate the orderly sale of such assets, a Liquidating Trust will be created. To minimize administrative costs and preserve certain favorable tax advantages, including a net operating loss carryforward of approximately $150,000,000, the Liquidating Trust will hold all of the capital stock in the New Real Estate Subsidiary and the sole membership interest in the New Asset Subsidiary, LLC (as both terms are defined herein). All of the Assets (as defined herein) of the Debtors and the Non-Debtor Affiliates will be transferred to either the New Real Estate Subsidiary or the New Asset Subsidiary, LLC , subject to any valid and enforceable Liens, except as otherwise provided in the Plan.

     In addition, under the Plan, the Debtors and the Non-Debtor Affiliates will transfer and assign any and all claims and causes of action of any kind that they may have to the Liquidating Trust. The Liquidating Trust will be governed and administered by the Liquidating Trustee, and all periodic cash distributions to the holders of Allowed Claims under the Plan will be made by the Liquidating Trust.

     Following the Effective Date, the Debtors and the Non-Debtor Affiliates will no longer conduct their businesses as independent entities as the Debtors and Non-Debtor Affiliates will be controlled by the Liquidating Trust which will operate such businesses pending liquidation in accordance with this Plan. This Plan also provides for the dissolution of the Debtors and the Non-Debtor Affiliates following the Effective Date.

     Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modification set forth in ARTICLE 15 of the Plan, the Debtors, the Collateralized Investors' Committee and the Unsecured Creditors' Committee reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                   ARTICLE 1.

                      DEFINITIONS, RULES OF INTERPRETATION,
                             AND COMPUTATION OF TIME

     (a) DEFINITIONS; RULES OF CONSTRUCTION. For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meaning ascribed to them in ARTICLE 1 of the Plan. Any term used in the Plan that is not defined in the Plan but is defined in the Bankruptcy Code or the Bankruptcy Rules retains the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular, the masculine gender includes the feminine gender, and the feminine gender includes the masculine gender.

     (b) RULES OF INTERPRETATION. For purposes of the Plan: (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in particular form or on particular terms and conditions includes any amendments, modifications, supplements or any other changes that may have occurred since the contract, instrument, release, indenture, or other agreement or document came into being, including changes that occur after the date of this Plan; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Articles, Appendices, Schedules, and Exhibits are references to Sections, Articles, Schedules, Appendices and Exhibits of or to the Plan; (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or affect the interpretation of the Plan; and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

     (c) COMPUTATION OF TIME. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     (d) SPECIFIC DEFINITIONS. As used in this Plan, the following terms have the following meanings specified below:

     1.1 ADMINISTRATIVE CLAIM. A Claim for any cost or expense of administration of the Chapter 11 Cases allowed under Sections 503(b), 507(b) or 546(c)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) fees payable under 28 U.S.C. ss. 1930; (b) actual and necessary costs and expenses incurred in the ordinary course of the Debtors' Estates or administering the Chapter 11 Cases; and (c) all Professional Fees to the extent Allowed by Final Order under Sections 330, 331, or 503 of the Bankruptcy Code.

     1.2 ADMINISTRATIVE CLAIM BAR DATE. The date or dates established by the Bankruptcy Court for the filing of Administrative Claims, EXCEPT Claims for Professional Fees and Preserved Ordinary Course Administrative Claims.

     1.3 AFFILIATE. With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage, or adoption not more remote than first cousins with such natural person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with regards to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

     1.4 ALLOWED.  With respect to any Claim against, or Equity Interest in, the
Debtors: (a) proof of which, requests for payment of which, or application for allowance of which, was filed or deemed filed on or before the Bar Date, Administrative Claim Bar Date, or the Professional Fee Bar Date, as applicable, for filing proofs of claim or equity interest or requests for payment for Claims of such type against the Debtors; (b) if no proof of claim or equity interest is filed, which has been or is ever listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; or (c) a Claim or Equity Interest that is allowed in any contract, instrument, indenture, or other agreement entered into in connection with the Plan and, in any case, a Claim as to which no objection to its allowance has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The term "Allowed," when used to modify a reference in the Plan to any Claim, Equity Interest, Class of Claims, or Class of Equity Interests, means a Claim or Equity Interest (or any Claim or Equity Interest in any such Class) that is so allowed, E.G., an "Allowed Secured Claim" is a Claim that has been allowed to the extent of the value, as determined by the Bankruptcy Court under Section 506(a) of the Bankruptcy Code, of any interest in property of the Estate securing such Claim.

     1.5 ALO. A.L.O., Inc., an Arizona corporation, and one of the debtors and debtors-in-possession in the Chapter 11 Cases.

     1.6 ASSETS. Collectively, each and every item of property and interests of the Debtors and the Non-Debtor Affiliates as of the Effective Date, whether tangible or intangible, real or personal, legal or equitable, liquidated or unliquidated, including, without limitation: (a) Cash; (b) any amounts owed to one or more of the Debtors and the Non-Debtor Affiliates, including accounts receivable and contract rights; (c) all of the Debtors' and Non-Debtor Affiliates' books and records; and (c) all contracts, agreements, licenses and leases of the Debtors and Non-Debtor Affiliates. Assets shall not include Avoidance Actions and Litigation Claims.

     1.7 AVOIDANCE ACTIONS. All statutory causes of actions preserved for the Debtors' Estates under Sections 510, 542, 543, 544, 547, 548, 549, 550 and
1123(b) of the Bankruptcy Code. Failure to list an Avoidance Action in the Plan or the Disclosure Statement does not constitute a waiver or release by the Debtors or the Liquidating Trust of such Avoidance Action. The terms of Section
6.3 are hereby incorporated into this definition.

     1.8 BALLOT. The form of ballot or ballots distributed with the Disclosure Statement Summary and the Disclosure Statement to holders of Claims and Equity Interests entitled to vote on the Plan on which an acceptance or rejection of the Plan is to be indicated and on which: (i) the holder of an Allowed Investor Claim that received Cash payments within the Preference Period may make the Preference Settlement Withdrawal Election; (ii) the holder of an Allowed General Unsecured Claim in an amount in excess of $5,000.00 may elect to reduce such holder's Allowed General Unsecured Claim to $5,000.00 for the purposes of being treated as a holder of a Convenience Claim; (iii) the Voluntary Collateralized Investor Election may be indicated; and (iv) the Voluntary Investor Claim Waiver may be indicated.

     1.9 BANKRUPTCY CODE. Title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330, as amended from time to time and as applicable to the Chapter 11 Cases.

     1.10 BANKRUPTCY COURT. The United States District Court for the District of Arizona having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under 28 U.S.C.ss. 157, the unit of such District Court under 28 U.S.C.ss. 151.

     1.11 BANKRUPTCY RULES. Collectively, the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C.ss. 2075 and any Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases.

     1.12 BAR DATE. The date or dates fixed by the Bankruptcy Court by which Persons asserting a Claim against the Debtors (EXCEPT Administrative Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional
Fees) must file a proof of claim or be forever barred from asserting a Claim against the Debtors or their property, from voting on the Plan, and sharing in distributions under the Plan.

     1.13 BFA. Baptist Foundation of Arizona, an Arizona non-profit corporation, and one of the debtors and debtors-in-possession in the Chapter 11 Cases.

     1.14 BUSINESS DAY. Any day other than a Saturday, Sunday, or legal holiday (as defined in Bankruptcy Rule 9006).

     1.15 CASH. Currency, checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks, money orders, negotiable instruments, and wire transfers of immediately available funds.

     1.16 CFP. Christian Financial Partners, Inc., an Arizona non-profit corporation, and one of the debtors and debtors-in-possession in the Chapter 11 Cases.

     1.17 CHAPTER 11 AFFILIATES. The entities set forth on Exhibit 1 to the Plan that are Chapter 11 debtors in the Chapter 11 Cases.

     1.18 CHAPTER 11 CASES. Collectively, the cases under Chapter 11 of the Bankruptcy Code in which the Debtors are the debtors and debtors-in-possession, pending before the Bankruptcy Court.

     1.19 CLAIM. A claim against a Person or its property as defined in Section 101(5) of the Bankruptcy Code, including, without limitation: (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, mature, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured arising at any time before the Effective Date; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     1.20 CLASS. A category of holders of Claims or Equity Interests which are substantially similar in nature to the Claims or Equity Interests of other holders placed in such category, as designated in ARTICLE 4 of this Plan.

     1.21 COLLATERAL. Any property or interest in property of the Debtors' Estates, subject to a Lien to secure the payment or performance of a Claim, the Lien not being subject to avoidance under the Bankruptcy Code, otherwise invalid under the Bankruptcy Code or applicable state law, or invalidated pursuant to the Plan or the Substantive Consolidation Motion.

     1.22 COLLATERALIZED INVESTOR CLAIMS. Any Investor Claim arising out of or related to, directly or indirectly, the Collateralized Securities and any Related Investor Claims related to the Collateralized Securities.

     1.23 COLLATERALIZED INVESTOR PREMIUM. The $13,200,000 to be paid to the holders of Allowed Collateralized Investor Claims pursuant to Section 5.3.3(b) and Section 5.4.3(b).

     1.24 COLLATERALIZED INVESTORS. Those holders of Collateralized Investor Claims.

     1.25  COLLATERALIZED   INVESTORS'  COMMITTEE.  The  official  committee  of
Collateralized Investors appointed by the United States Trustee in the Chapter 11 Cases in accordance with Section 1102(a)(2) of the Bankruptcy Code.

     1.26  COLLATERALIZED   SECURITIES.  The  allegedly  secured  Investor  Debt
Securities issued by the Debtors which are listed on Exhibit 5.

     1.27 COMMITTEES. Collectively, the Collateralized Investors' Committee and the Unsecured Creditors' Committee.

     1.28 CONFIRMATION DATE. The date on which the Bankruptcy Court enters the Confirmation Order.

     1.29 CONFIRMATION HEARING. The duly noticed hearing held by the Bankruptcy Court concerning confirmation of the Plan pursuant to Section 1128 of the Bankruptcy Code. The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice other than the announcement of the adjourned date at the Confirmation Hearing.

     1.30 CONFIRMATION ORDER. The order of the Bankruptcy Court confirming the Plan in accordance with the Bankruptcy Code.

     1.31 CONVENIENCE CLAIMS. An Allowed General Unsecured Claim in an amount of $5,000.00 or less, or any General Unsecured Claim that is reduced to $5,000.00 by election of the holder thereof as provided on the Ballot; provided that, for purposes hereof, all such General Unsecured Claims held by an entity or by an entity and any Affiliate of such entity shall be aggregated and treated as one such General Unsecured Claim; provided further that, for purposes hereof, if all or any part of a General Unsecured Claim was or is assigned, the General Unsecured Claim held by all assignees of such General Unsecured Claim shall be treated collectively as one such General Unsecured Claim for purposes of this definition.

     1.32 CONSOLIDATED ESTATE. Collectively, the Estates of the Debtors, as substantively consolidated in accordance with Section 541 of the Bankruptcy Code and pursuant to ARTICLE 2 of the Plan.

     1.33 CONTINGENT CLAIM. Any Claim for which a proof of claim has been filed with the Bankruptcy Court: (a) which was not filed in a sum certain, or which has not accrued and is dependent on a future event that has not occurred and may never occur; and (b) which has not been Allowed on or before the Confirmation Date.

     1.34 CREDITOR. Any holder of a Claim, whether or not such Claim is an Allowed Claim, encompassed within the statutory definition set forth in Section 101(10) of the Bankruptcy Code.

     1.35 CURE. The distribution on the Initial Distribution Date (or as soon thereafter as practicable) of Cash, or such other property as may be agreed on by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease of nonresidential real property, in accordance with Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed on by the parties or ordered by the Bankruptcy Court, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable state law.

     1.36 D&O POLICY. Any directors and officers liability insurance policy, any errors and omissions policy applicable to directors and officers of any of the Debtors or any of the Non-Debtor Affiliates and any other insurance policy in which the Debtors or any of the Non-Debtor Affiliates are beneficiaries.

     1.37 DEBT INSTRUMENT. A debenture, bond, promissory note, note or other transferable instrument or document evidencing any payment obligation.

     1.38 DEBT SECURITIES CLAIM. Any Securities Claim arising directly or indirectly from an Investor Debt Security.

     1.39 DEBTORS. Collectively, BFA, NCV, ALO, EVIG, and the Chapter 11 Affiliates, as debtors and debtors-in-possession in the Chapter 11 Cases, in accordance with Sections 1107 and 1108 of the Bankruptcy Code and any other Person whose case is jointly administered under Case No. 99-13275-ECF-GBN and over which the Bankruptcy Court has jurisdiction.

     1.40 DISBURSING AGENT. The Liquidating Trust, or such other Person as may be retained by the Liquidating Trust to make distributions to holders of Allowed Claims under the Plan.

     1.41 DISCLOSURE STATEMENT. The written disclosure statement relating to the Plan including, without limitation, all exhibits and schedules to such disclosure statement, in the form approved by the Bankruptcy Court under Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

     1.42 DISCLOSURE STATEMENT SUMMARY. The written summary of the Disclosure Statement, in the form approved by the Bankruptcy Court under Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

     1.43 DISPUTED. With respect to Claims or Equity Interests, any Claim or Equity Interest: (a) that is listed in the Schedules as unliquidated, disputed, or contingent; (b) as to which the Debtors, the Liquidating Trust or any other party-in-interest has interposed a timely objection or request for estimation, or has sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtors in accordance with applicable law, and such objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by a Final Order; (c) that is a Contingent Claim; or (d) that is deemed disputed in accordance with the Plan.

     1.44 DISTRIBUTION DATE. The date on which distributions are made to holders of Allowed Claims from time to time under the Plan by the Liquidating Trust.

     1.45 DISTRIBUTION RECORD DATE. The date or dates established by the Bankruptcy Court by which holders of Claims and Equity Interests are determined for purposes of such holders' entitlement to receive distributions under the Plan on the Initial Distribution Date.

     1.46 DISTRIBUTION RESERVE. The reserve, if any, established and maintained by the Liquidating Trust, into which the Liquidating Trustee shall deposit, or shall cause to be deposited, the amount of Cash that would have been distributed from time to time to holders of Disputed Claims, such amount to be estimated by the Bankruptcy Court or agreed upon by the Liquidating Trust (acting by and through the Liquidating Trustee) and the holders of such Disputed Claims.

     1.47 EFFECTIVE DATE. The later of: (a) the first Business Day that is at least eleven days after the Confirmation Date and on which no stay of the Confirmation Order is in effect; and (b) the Business Day on which all of the conditions set forth in Section 10.2 of the Plan have been satisfied or waived.

     1.48 EQUITY INTEREST. Any interest in BFA, NCV, ALO, or EVIG represented by any class or series of common or preferred stock before the Effective Date, and any warrants, options, or rights to purchase any such common or preferred stock.

     1.49 EQUITY SECURITIES CLAIM. Any Securities Claim arising directly or indirectly from an Equity Interest.

     1.50 ESTATE. The estate of a Debtor created in the Chapter 11 Cases in accordance with Section 541 of the Bankruptcy Code.

     1.51 EVIG. E.V.I.G., Inc., an Arizona corporation, and one of the debtors and debtors-in-possession in the Chapter 11 Cases.

     1.52 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the regulations promulgated under such Act.

     1.53 EXCISE TAX CLAIMS. All Claims against the Debtors for: (a) taxes on prohibited transactions under Section 4975 of the Revenue Code assessed against any disqualified person (as defined in Section 4975(e)(2) of the Revenue Code), participating in a prohibited transaction (as defined in Section 4975(c) of the Revenue Code); and (b) excise taxes imposed pursuant to Sections 4941 through 4945 of the Revenue Code.

     1.54 FAS. Foundation Administrative Services Inc., an Arizona corporation, and one of the debtors and debtors-in-possession in the Chapter 11 Cases.

     1.55 FINAL ORDER. Any order or judgment of the Bankruptcy Court: (a) as to which the time to appeal, petition for certiorari, or motion for reargument or rehearing has expired; or (b) as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing is pending; or (c) as to which any right to appeal, petition for certiorari, reargument, or rehearing has been waived in writing in form and substance satisfactory to the Debtors and the Liquidating Trust; or (d) if an appeal, writ of certiorari, or reargument or rehearing has been sought, as to which the highest court to which such order was appealed, or certiorari, reargument or rehearing has determined such appeal, writ of certiorari, reargument, or rehearing, or has denied such appeal, writ of certiorari, reargument, or rehearing, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing has expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order does not prevent such order from being a Final Order.

     1.56 GAAP. The generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     1.57 GENERAL UNSECURED CLAIM. Any Claim against any of the Debtors as of the Petition Date not secured by a charge against, Lien upon or interest in property of the Debtors' Estates, excluding: (a) Secured Claims; (b) Administrative Claims; (c) Preserved Ordinary Course Administrative Claims; (d)

Priority Tax Claims; (e) Priority Claims; (f) Claims for Professional Fees; (g) Investor Claims; and (h) Securities Claims.

     1.58 GENERAL UNSECURED CLAIM DISTRIBUTION PERCENTAGE. The percentage recovery of each holder of an Allowed General Unsecured Claim as set forth in the General Unsecured Claim Recovery Schedule.

     1.59 GENERAL UNSECURED CLAIM RECOVERY SCHEDULE. The Schedule filed with the Bankruptcy Court by the Debtors pursuant to Section 6.10 of the Plan, setting forth the Debtors' estimate of the expected recovery under the Plan of each holder of an Allowed General Unsecured Claim notwithstanding the substantive consolidation of the Debtors' Estates pursuant to ARTICLE 2 of the Plan. The General Unsecured Claim Recovery Schedule is attached to the Plan as Exhibit 6.

     1.60 GEF. Group Endowment Fund, and its successors and assigns.

     1.61 GIF. Group Investment Fund II, and its successors and assigns.

     1.62 GUC-NET DISTRIBUTABLE CASH. Net Distributable Cash for any calendar quarter, commencing on the first full calendar quarter following the Effective Date, multiplied by ten percent (10%).

     1.63 INITIAL DISTRIBUTION DATE. The first Business Day after the Effective Date or as soon thereafter as is practical on which distributions are made to holders of Allowed Claims under the Plan.

     1.64 INDEMNIFICATION CLAIMS. Any Claim of any Person arising from or related to obligations for contribution, indemnification and exculpation by the Debtors arising under applicable laws or agreement or as provided in any of the Debtors' or Non-Debtor Affiliates' certificate of incorporation, bylaws, or policies in effect before or as of the Confirmation Date, excluding any Claims of any member of the Restructuring Committee arising under the Restructuring Committee By-Laws.

     1.65 INTERCOMPANY CLAIM. The Claim of any Debtor or Non-Debtor Affiliate against any other Debtor or Non-Debtor Affiliate, including any Claim that is a Subsidiary Claim.

     1.66 INVESTOR CLAIMS. Any Claim arising out of or related to, directly or indirectly, an Investor Debt Security and Related Investor Claim, including accrued and unpaid interest at the non-default rate up to but not including the Petition Date, except those Claims that are Securities Claims.

     1.67 INVESTOR DEBT SECURITIES. Collectively, any debt security issued by BFA, NCV, CFP, ALO or any of the subsidiaries of the foregoing prior to the Petition Date which includes the Collateralized Securities and Unsecured Securities.

     1.68 IRA. Individual Retirement Account.

     1.69 IRS. The Internal Revenue Service.

     1.70 LIEN. A lien as defined in Section 101(37) of the Bankruptcy Code and any mortgage, pledge, hypothecation, assignment, deposit arrangement, preference, priority, security agreement, encumbrance, security interest, charge or interest, except a lien that has been avoided in accordance with Sections 544, 545, 546, 547, 548, or 549 of the Bankruptcy Code.

     1.71 LIQUIDATING TRUST. The trust established pursuant to the Plan and the Liquidating Trust Agreement.

     1.72 LIQUIDATING TRUST AGREEMENT. The Liquidating Trust Agreement that will, subject to the terms of the Plan, govern the orderly sale of assets of the Debtors and Non-Debtor Affiliates and the distributions to Creditors as provided in the Plan. The Liquidating Trust Agreement shall be substantially in the form contained in Exhibit 3 to the Plan

     1.73 LIQUIDATING TRUST BOARD. The five Person Board of Directors selected by the Restructuring Committee and the Committees, subject to the approval of the Bankruptcy Court.

     1.74 LIQUIDATING TRUSTEE. Clifton R. Jessup, Jr., or any successor, as may be approved by the Bankruptcy Court.

     1.75 LITIGATION CLAIMS. All rights, claims, torts, liens, liabilities, obligations, actions, causes of action, avoiding powers, proceedings, debts, contracts, judgments, offsets, damages and demands whatsoever in law or in equity, whether known or unknown, contingent or otherwise, that the Debtors, the Non-Debtor Affiliates or their Estates may have against any Person including, without limitation, those listed on Exhibit 4 to the Plan. Litigation Claims shall not include Avoidance Actions. Failure to list a Litigation Claim in the Plan or the Disclosure Statement does not constitute a waiver or release by the Debtors, the Non-Debtor Affiliates or the Liquidating Trust of such Litigation Claim. The terms of Section 6.3 are hereby incorporated into this definition.

     1.76 NCV. Arizona Southern New Church Ventures, Inc., an Arizona non-profit corporation, and one of the debtors and debtors-in-possession in the Chapter 11 Cases.

     1.77 NET AVOIDANCE ACTION RECOVERY. All recoveries on account of Avoidance Actions (excluding any Litigation Claims and any litigation claims arising under or related to any IRA or trust activities conducted by the Debtors prior to the Petition Date) assigned by the Debtors and the Non-Debtor Affiliates to the Liquidating Trust, MINUS all Professional Fees and other expenses accrued and paid in conjunction with the prosecution of such Avoidance Actions.

     1.78 NET DISTRIBUTABLE CASH. All Cash of the Liquidating Trust and the Platform Subsidiaries, including the Net Avoidance Action Recovery, at the end of each calendar quarter, commencing at the end of the first full calendar quarter following the Effective Date, MINUS the sum of: (a) any accrued and unpaid expenses of the Liquidating Trust and the Platform Subsidiaries for such quarterly period; (b) a capital reserve amount (I.E., for working capital, required capital expenditures and payments reserved for holders of Claims in Class 1, Class 2, Class 4 and Class 6) as determined, in good faith, by the Liquidating Trustee; (c) any unpaid obligations (whether interest or principal), arising out of debt, sinking funds or capital lease obligations due during the next quarterly period; (d) any reserves for payments to be made pursuant to the Plan as determined, in good faith, by the Liquidating Trustee; (e) any Distribution Reserve; (f) any unpaid Professional Fees and necessary reserves for pursuing Litigation Claims, as determined in good faith by the Liquidating Trustee in conjunction with the prosecution of Litigation Claims; and (g) the Net Litigation Recovery.

     1.79 NET LITIGATION RECOVERY. All recoveries on account of Litigation Claims (except for any litigation claims arising under or related to any IRA or trust activities conducted by the Debtors prior to the Petition Date) assigned by the Debtors and the Non-Debtor Affiliates to the Liquidating Trust, MINUS all Professional Fees and other expenses accrued and paid in conjunction with the prosecution of such Litigation Claims.

     1.80 NEW ASSET SUBSIDIARY, LLC. The Arizona limited liability company to be formed pursuant to the Plan which, following the Effective Date, will hold title to, or ownership interests in, certain assets of the Debtors and Non-Debtor Affiliates.

     1.81 NEW ASSET SUBSIDIARY, LLC ARTICLES OF ORGANIZATION. The Articles of Organization of the New Asset Subsidiary, LLC, which will be an Arizona limited liability company formed on or before the Effective Date and whose sole member shall be the Liquidating Trust. The Articles of Organization of the New Asset Subsidiary, LLC shall be filed with the Bankruptcy Court prior to the Confirmation Hearing and approved as part of the Confirmation Hearing.

     1.82 NEW ASSET SUBSIDIARY, LLC OPERATING AGREEMENT. The Operating Agreement of the New Asset Subsidiary, LLC, which will be an Arizona limited liability company formed on or before the Effective Date and whose sole member shall be the Liquidating Trust. The Operating Agreement of the New Asset Subsidiary, LLC shall be filed with the Bankruptcy Court prior to the Confirmation Hearing and approved as part of the Confirmation Hearing.

     1.83 NEW REAL ESTATE SUBSIDIARY. Foundation Administrative Services, Inc., as reorganized and reconstituted pursuant to the Plan which, following the Effective Date, will hold title to, or ownership interests in, certain real estate assets and the net operating loss carryforward of the Debtors and Non-Debtor Affiliates.

     1.84 NON-DEBTOR AFFILIATES. The entities set forth on Exhibit 2 to the Plan that are owned by or under the common control of the Debtors.

     1.85 NON-OPT OUT CLASS ACTION. The adversary proceeding pending before the Bankruptcy Court as Adversary Case No. 00-00420, commenced by the Debtors and naming certain members of the Collateralized Investors' Committee as defendants and class representatives therein.

     1.86 PERSON.  Any  individual,  corporation,  partnership,  joint  venture,
association,   joint-stock  company,   trust,   unincorporated   association  or
organization, governmental agency or associated political subdivision.

     1.87 PETITION DATE. November 9, 1999, the date on which certain of the Debtors filed their voluntary petitions commencing the Chapter 11 Cases. With respect to Tega Cay Club, L.L.C., TC Villages, L.L.C. and Tega Cay Communities, L.L.C., the Petition Date shall be June 2, 2000. With respect to any other Person whose case is jointly administered under Case No. 99-13275-ECF-GBN and over which the Bankruptcy Court has jurisdiction, the date on which such Person filed an application for relief under the Bankruptcy Code.

     1.88 PIF I. Pooled Investment Fund I, and its successors and assigns.

     1.89 PIF II. Pooled Investment Fund II, and its successors and assigns.

     1.90 PIF III. Pooled Investment Fund III, and its successors and assigns.

     1.91 PIF IV. Pooled Investment Fund IV, and its successors and assigns.

     1.92 PLAN. The Plan of Reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all its annexed exhibits and schedules.

     1.93 PLATFORM SUBSIDIARIES. Collectively, the New Real Estate Subsidiary and the New Asset Subsidiary, LLC.

     1.94 PLEASANT POINT SALE ORDER. The order of the Bankruptcy Court authorizing Pleasant Point, LLC to sell all or certain of its assets outside the ordinary course of business under Section 363 of the Bankruptcy Code.

     1.95 PREFERENCE EQUALIZATION DEDUCTION. The amount to be deducted from distributions to be made on each Distribution Date and the Cash distribution on the Initial Distribution Date to the holders of Allowed Investor Claims that received Cash payments within the Preference Period and did not withdraw from the Preference Settlement Option by so indicating on the Ballot.

     1.96 PREFERENCE PERIOD. With respect to any Investor Claims, the period from August 11, 1999 to November 9, 1999.

     1.97 PREFERENCE SETTLEMENT OPTION. An election, which is deemed made unless the Preference Settlement Option is specifically declined by so indicating on the Ballot, to receive the Preference Equalization Deduction, by the holder of an Allowed Investor Claim that received Cash payments during the Preference Period.

     1.98 PREFERENCE SETTLEMENT WITHDRAWAL ELECTION. The voluntary election by the holder of an Allowed Investor Claim who received Cash payments from the Debtors during the Preference Period, declining to participate in the Preference Settlement Option by so indicating on the Ballot.

     1.99 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM. Administrative Claims that are based on liabilities incurred by the Debtors in the purchase, lease, or use of goods and services in the ordinary course of their business including, without limitation, Administrative Claims on account of services provided to the Debtors after the Petition Date by their employees.

     1.100 PRIORITY CLAIM. Any Claim (or portions of such Claim) entitled to priority under Section 507(a) of the Bankruptcy Code, other than Priority Tax Claims, Administrative Claims, Preserved Ordinary Course Administrative Claims and Claims for Professional Fees.

     1.101 PRIORITY TAX CLAIM. Any Claim of a governmental unit entitled to priority under Section 507(a)(8) of the Bankruptcy Code, excluding any Excise Tax Claim.

     1.102 PROFESSIONALS. Those Persons: (a) employed in accordance with an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services under Sections 327, 328, 329, 330, and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court under Section 503(b) of the Bankruptcy Code.

     1.103 PROFESSIONAL FEE BAR DATE. The date, as set by order of the Bankruptcy Court, by which all applications for compensation or expense reimbursement, including Professional Fees, must be filed with the Bankruptcy Court.

     1.104 PROFESSIONAL FEES. The Administrative Claims for compensation and reimbursement of expenses submitted in accordance with Sections 330, 331, or 503(b) of the Bankruptcy Code of Professionals not otherwise satisfied in accordance with other provisions of the Plan.

     1.105 PRO RATA. The ratio of an Allowed Claim in a particular Class under the Plan to the aggregate amount of all such Allowed Claims in such Class; provided, however, that when such term is used in connection with Allowed

Investor Claims, pro rata means the ratio of an Allowed Claim in Class 3A or Class 3B to the aggregate amount of all Allowed Claims in Class 3A and Class 3B.

     1.106 RECLAMATION CLAIMS. Any Claim against the Debtors by any Person arising out of the sale of goods to the Debtors in the ordinary course of such Person's business, PROVIDED THAT such Person has otherwise satisfied the requirements of Section 546(c) of the Bankruptcy Code and the Uniform Commercial Code, as applicable.

     1.107 RELATED INVESTOR CLAIMS. Collectively, all of the following: (a) all Claims of trusts in which the assets are invested in GIF, GEF, PIF I, PIF II, PIF III or PIF IV which, in turn, hold debt instruments issued by ALO, NCV or CFP or any subsidiaries or affiliates thereof; (b) all Claims of trusts that have invested in and currently hold Investor Debt Securities; (c) all Claims of trusts that hold promissory notes issued by Valley Real Estate Opportunities, Inc., NCV, FMC Holding Corp. and West Phoenix Estates; (d) the Claims of any trust, the assets of which were invested in GIF, GEF, PIF I, PIF II, PIF III or PIF IV which, in turn, were invested in debt instruments issued by ALO, NCV or CFP or any subsidiaries or affiliates thereof; and (e) the Clams of any holder of any annuity contract in which the assets of the annuity are invested in debt instruments issued by ALO, NCV or CFP or any subsidiaries or affiliates thereof.

     1.108 RESTATED NEW REAL ESTATE SUBSIDIARY ARTICLES. The Amended and Restated Articles of Incorporation of FAS, as reconstituted and reorganized pursuant to the Plan, which will be filed with the Bankruptcy Court prior to the Confirmation Hearing and approved as part of the Confirmation Hearing.

     1.109 RESTATED NEW REAL ESTATE SUBSIDIARY BY-LAWS. The Amended and Restated By-Laws of FAS, as reorganized and reconstituted pursuant to the Plan, which will be filed with the Bankruptcy Court prior to the Confirmation Hearing and approved as part of the Confirmation Hearing.

     1.110 RESTRUCTURING COMMITTEE. The five Person committee responsible for the operation of the Debtors and the Non-Debtor Affiliates during the pendency of the Chapter 11 Cases, pursuant to the Order of the Bankruptcy Court dated November 9, 1999.

     1.111 RESTRUCTURING COMMITTEE BY-LAWS. The By-Laws governing the duties and responsibilities of the Restructuring Committee of the Debtors as approved by the Bankruptcy Court.

     1.112 RETIREE BENEFITS. Payments to any Person, pursuant to Section 1114 of the Bankruptcy Code, for the purpose of providing or reimbursing payments for retired employees of the Debtors and of any other entities as to which the Debtors are obligated to provide retiree benefits and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of a retiree under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established by the Debtors before the Petition Date, as such plan, fund, or program was then in effect or as later amended.

     1.113 REVENUE CODE. The Internal Revenue Code of 1986, as amended from time to time.

     1.114 SCHEDULES. The schedules of assets and liabilities, the list of holders of interests, and the statements of financial affairs filed by the Debtors under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists, and statements may have been or may be supplemented or amended from time to time.

     1.115 SEC. The United States Securities and Exchange Commission.

     1.116 SECURED CLAIMS. Any Claim, excepting therefrom any Investor Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, or, if such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

     1.117 SECURED TAX CLAIM. Any Claim of any state or local governmental unit or associated political subdivision that is secured by a Lien on property of the Debtors' Estates by operation of applicable law including, without limitation, every Claim for unpaid real, personal property, or AD VALOREM taxes.

     1.118 SECURITIES ACT. The Securities Act of 1933, as amended, and the regulations promulgated under such Act.

     1.119 SECURITIES CLAIM. Any Claim arising from the rescission of a purchase or sale of any Equity Interest, Investor Debt Security or Related Investor Claim issued by any of the Debtors, for damages arising from the purchase or sale of such securities or other damages alleged to arise under federal or state securities laws or regulations or under any contract related to any such sale or purchase, or for reimbursement, contribution or indemnification allowed under
Section 502 of the Bankruptcy Code on account of such Claim, including, without limitation, any Indemnification Claims and any Claim with respect to any action pending or threatened against the Debtors and/or their current or former officers and directors.

     1.120 SETOFF CLAIMS. All Claims, if any, against the Debtors, by a holder that has a valid right of setoff with respect to such Claims, which right is enforceable under Section 553 of the Bankruptcy Code as determined by a Final Order, or as otherwise agreed in writing by the Debtors or the Liquidating Trust, to the extent of the amount subject to such right of setoff.

     1.121 SETTLEMENT. The settlement resolving the Non-Opt Out Class Action.

     1.122 SHARE. The ratio of a holder's Claim based on the IRA and trust activities of the Debtors to the aggregate of all Claims based on the IRA and trust activities of the Debtors.

     1.123 SUBSIDIARY. Any entity of which all or a majority of the outstanding capital stock entitled to vote for the election of directors is owned or controlled, directly or indirectly, by the Debtors, by one or more subsidiaries of the Debtors, or by a Debtor and one or more of its other Subsidiaries.

     1.124 SUBSIDIARY CLAIM. Any Claim of a Subsidiary on account of any debt owed by one or more of the Debtors to any Subsidiary arising at any time before the Confirmation Date.

     1.125  SUBSTANTIVE   CONSOLIDATION  MOTION.  The  Motion  to  Substantively
Consolidate the Debtors' Estates filed with the Bankruptcy Court by the Debtors on November 9, 1999, as may be amended or modified from time to time.

     1.126 TRUST ASSETS. Any and all of the following: (i) the capital stock or other interests of the Platform Subsidiaries transferred to the Liquidating Trust, (ii) the membership interests or capital stock transferred to the Liquidating Trust from time to time by any entity formed by the Liquidating Trust, the Debtors, the Non-Debtor Affiliates or the Platform Subsidiaries at the direction of the Liquidating Trustee, (iii) the Assets from time to time transferred to the Liquidating Trust, (iv) such additional or different corpus as the Liquidating Trustee may from time to time hold in trust or receive on behalf of the beneficiaries of the Liquidating Trust, (v) the Litigation Claims,
(vi) the Avoidance Actions and (vii) all proceeds of the foregoing (including, without limitation, "proceeds" as defined in the Uniform Commercial Code).

     1.127 UNSECURED CREDITORS' COMMITTEE. The official committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Cases in accordance with Section 1102(a)(1) of the Bankruptcy Code.

     1.128 UNSECURED DEFICIENCY CLAIMS. Any Claim by a Secured Creditor to the extent the value of such Creditor's Collateral, as determined in accordance with
Section 506(a) of the Bankruptcy Code, is less than the Allowed Amount of such Creditor's Claims as of the Petition Date, after taking into account any elections made pursuant to Section 1111(b) of the Bankruptcy Code.

     1.129 UNSECURED INVESTORS. Those holders of Investor Claims which are not Collateralized Investors.

     1.130 UNSECURED INVESTOR CLAIMS. All Investor Claims which are not Collateralized Investor Claims.

     1.131 UNSECURED SECURITIES. All Investor Debt Securities other than the Collateralized Securities.

     1.132 VOLUNTARY COLLATERALIZED INVESTOR ELECTION. The voluntary election by a holder of an Allowed Collateralized Investor Claim to forego amounts due to such holder in respect of the Collateralized Investor Premium by so indicating on the Ballot.

     1.133 VOLUNTARY COLLATERALIZED INVESTOR ELECTION AMOUNT. For each Distribution Date, the amount that would have been payable to a holder of an Allowed Collateralized Investor Claim in respect of the Collateralized Investor Premium had the holder of such Allowed Collateralized Investor Claim not made the Voluntary Collateralized Investor Election.

1.134 VOLUNTARY INVESTOR CLAIM WAIVER. The voluntary election by a holder of an Allowed Investor Claim to waive such holder's entire Allowed Investor Claim and forego all amounts due to such holder under the Liquidating Plan in respect of such holder's Allowed Investor Claim by so indicating on the Ballot.

     1.135 VOLUNTARY INVESTOR CLAIM WAIVER AMOUNT. For each Distribution Date, the amount that would have been payable to a holder of an Allowed Investor Claim under the Liquidating Plan in respect of such holder's Allowed Investor Claim had the holder of such Allowed Investor Claim not made the Voluntary Investor Claim Waiver; provided, however, that any Voluntary Collateralized Investor Election Amount shall not be included in the calculation of the Voluntary Investor Claim Waiver Amount.

     1.136 VOTING RECORD DATE. The date established by the Bankruptcy Court by which holders of Allowed Claims are determined for purposes of such holders' right to submit Ballots.


    ARTICLE 2. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS' ESTATES FOR CERTAIN
                             DISTRIBUTION PURPOSES

     2.1 REQUEST FOR SUBSTANTIVE CONSOLIDATION. The Plan will be considered in connection with the Substantive Consolidation Motion and the settlement and fairness hearing in the Non-Opt Out Class Action. Approval of the Substantive

Consolidation Motion and the settlement of the Non-Opt Out Class Action are conditions precedent to the confirmation of the Plan. In addition, the Confirmation Order must contain findings supporting, and conclusions providing for, substantive consolidation of the Debtors' Estates for purposes of distributions on the terms set forth in this ARTICLE 2 of the Plan.

     2.2 EFFECT OF SUBSTANTIVE  CONSOLIDATION.  Except as expressly set forth in
Section 2.3, Section 5.3.3 and Section 5.4.3 of the Plan, as a result of the substantive consolidation of the Assets and liabilities of the Debtors: (a) the Chapter 11 Cases shall be consolidated into the case of BFA as a single consolidated case; (b) all property of the Estate of each of the Debtors shall be deemed to be property of the Consolidated Estate; (c) all Allowed Claims against each Estate of the Debtors shall be deemed to be Allowed Claims against the Consolidated Estate, any proof of claim filed against one or more of the Debtors shall be deemed to be a single Claim filed against the Consolidated Estate, and all duplicate proofs of Claim for the same Claim filed against more than one Debtor shall be deemed expunged; (d) unless otherwise provided in the Plan, all Equity Interests in any Debtors shall be deemed extinguished for purposes of distributions under this Plan, and no distributions under this Plan shall be made on account of any such Equity Interests; (e) all Intercompany Claims by and against any of the Debtors or Non-Debtor Affiliates shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such Intercompany Claims, except that the substantive consolidation shall not preclude the use of the Intercompany Claims as consolidation for the transfer of Assets to the Platform Subsidiaries; (f) except as specifically provided herein, all guarantees by one Debtor in favor of any other Debtor shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such guarantees; and (g) for purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts due to any Debtor may be set off against the debts of any other Debtor.

     2.3 EXCEPTIONS TO SUBSTANTIVE CONSOLIDATION. The Substantive Consolidation Motion, and the consolidation that will occur pursuant to the Plan, shall be subject to the exceptions set forth in this Section 2.3, Section 5.3.3 and
Section 5.4.3 of the Plan.

          2.3.1 NO IMPACT ON SECURED CLAIMS. Substantive consolidation shall have no effect upon valid, enforceable and unavoidable Liens, except for Liens that allegedly secure Investor Claims that are eliminated by virtue of the Settlement or Liens against Collateral that are extinguished by virtue of substantive consolidation. Substantive consolidation shall not have the effect of creating a Claim in a Class different from the Class in which a Claim would have been placed under the Plan in the absence of substantive consolidation. The substantive consolidation contemplated herein shall not affect any applicable date(s) for purposes of pursuing any Avoidance Actions.

          2.3.2 NO IMPACT ON GENERAL UNSECURED CLAIMS OR CONVENIENCE CLAIMS. Substantive consolidation shall have no effect on Allowed General Unsecured Claims or Allowed Convenience Claims, which shall be treated in accordance with Sections 5.6 and 5.7 of the Plan, respectively.

          2.3.3 NO IMPACT ON CLAIMS AGAINST NON-DEBTOR AFFILIATES. Substantive consolidation shall not impact or otherwise affect any Claims against any of the Non-Debtor Affiliates, except Intercompany Claims.

          2.3.4 GENERALLY. Substantive consolidation shall not impact or otherwise affect provisions in this Plan which provide that specific entities comprising the Debtors or Non-Debtor Affiliates shall be liable on specific obligations under this Plan.

                  ARTICLE 3. TREATMENT OF UNCLASSIFIED CLAIMS

     3.1 UNCLASSIFIED CLAIMS. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Preserved Ordinary Course Administrative Claims, Priority Tax Claims, and Reclamation Claims against the Debtors are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this ARTICLE 3 and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code.

     3.2 ADMINISTRATIVE CLAIMS.

          3.2.1 GENERALLY. Each Allowed Administrative Claim, other than Preserved Ordinary Course Administrative Claims and Reclamation Claims, is to be paid in full in Cash (or otherwise satisfied in accordance with its terms) on the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Debtors or the Liquidating Trust (as applicable) agree.

          3.2.2 INCLUDED EXPENSES. Administrative Claims include costs incurred in the operation of the Debtors' businesses after the Petition Date, fees and expenses of Professionals retained by the Debtors, the Committees appointed under Section 1102 of the Bankruptcy Code, and the fees due to the United States Trustee under 28 U.S.C. ss. 1930.

     3.3 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim is to be paid by the Liquidating Trust or the Platform Subsidiaries (as applicable) in accordance with either: (a) the terms and conditions under which such Claim arose; or (b) in the ordinary course of the Debtors' business. Such payments are to be made by the Liquidating Trust without further action by the holder of such Claim.

     3.4 PRIORITY TAX CLAIMS. Any Allowed Priority Tax Claim is to be paid in full in Cash on the Effective Date by the Liquidating Trust; PROVIDED, HOWEVER, that the Liquidating Trust may elect to pay any such Claims through deferred Cash payments over a period not exceeding 6 years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the Allowed amount of such Claim. In that event, such payments are to be made in equal annual installments of principal, plus interest accruing from the Effective Date at the rate on the unpaid portion of Allowed Priority Tax Claim set forth in Revenue Code Sections 6621 and 6622. The first such payment is to be made payable on the latest of: (a) the Initial Distribution Date, or as soon thereafter as practicable; (b) the tenth Business Day after the date on which an order allowing such Claim becomes a Final Order, or as soon thereafter as practicable; and (c) such other time as is agreed upon by the holder of such Claim and the Liquidating Trust; PROVIDED, HOWEVER, that the Liquidating Trust retains the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date without premium or penalty.

     3.5 RECLAMATION CLAIMS. All requests for payment of Reclamation Claims must be filed by the Bar Date. Any holder of a Reclamation Claim that has not filed a request for payment by the Bar Date shall be forever barred from asserting such Reclamation Claims against the Debtors, the Liquidating Trust and the Platform Subsidiaries. Each Allowed Reclamation Claim is to be satisfied, at the Liquidating Trust's sole option, by either: (a) the return of the goods subject to the Reclamation Claim; or (b) payment in full in Cash upon the latest of (i) the Initial Distribution Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth Business Day after the date on which an order allowing such Claim becomes a Final Order, or as soon thereafter as practicable;

and (iv) such other time as is agreed upon by the holder of such Claim and the Liquidating Trust.

     3.6 CLAIMS FOR PROFESSIONAL FEES. Each Person seeking an award by the Bankruptcy Court of Professional Fees: (a) must file its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within 60 days after the Confirmation Date; and (b) if the Bankruptcy Court grants such an award, each such Person must be paid in full in Cash such amounts as are allowed by the Bankruptcy Court
(i) on the later of the Initial Distribution Date or the tenth Business Day after the date such Claim becomes an Allowed Administrative Claim, or as soon thereafter as practicable, (ii) upon such other terms as may be mutually agreed upon between the holder of such Allowed Administrative Claim and the Debtors or the Liquidating Trust, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court. Notwithstanding the termination of the Restructuring Committee, the Collateralized Investors' Committee or the Unsecured Creditors' Committee or the occurrence of the Effective Date, each Person shall be entitled to seek an award by the Bankruptcy Court for services rendered and reimbursement of expenses incurred in connection with the Chapter 11 Cases, including, without limitation, amounts incurred in preparing final fee applications and responding to any objections thereto.

            ARTICLE 4. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     4.1 SUMMARY OF CLASSIFICATION. In accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors and holders of Equity Interests (except those Claims receiving treatment as set forth in ARTICLE 3) are placed in the Classes described below for all purposes, including voting on, confirmation of, and distributions under, the Plan.

                                  SUMMARY CHART
--------------------------------------------------------------------------------
Class 1:  Priority Claims.              Class 1 consists of all Priority  Claims
                                        - UNIMPAIRED.

Class 2:  Secured Tax Claims.           Class 2 consists  of all Tax Claims that
                                        are Secured - UNIMPAIRED.

Class 3A: Collateralized Investor       Class 3A consists of all  Collateralized
          Claims.                       Investor  Claims  other than  Securities
                                        Claims - IMPAIRED.

Class 3B: Unsecured Investor Claims     Class  3B  consists  of  all   Unsecured
                                        Investor  Claims  other than  Securities
                                        Claims - IMPAIRED.

Class 4:  Miscellaneous Secured         Class 4 consists of all  Secured  Claims
          Claims.                       other  than   Secured   Tax  Claims  and
                                        Investor Claims - IMPAIRED.

Class 5:  General Unsecured Claims.     Class   5   consists   of  all   General
                                        Unsecured  Claims  other  than  Investor
                                        Claims - IMPAIRED.

Class 6:  Convenience Claims            Class  6  consists  of  all  Convenience
                                        Claims - UNIMPAIRED.

Class 7:  Excise Tax Claims.            Class  7  consists  of  all  Excise  Tax
                                        Claims of the IRS - IMPAIRED.

Class 8:  Debt Securities Claims.       Class 8 consists of all Debt  Securities
                                        Claims   subordinated   pursuant  to  11
                                        U.S.C.ss.510 and the Plan - IMPAIRED.

Class 9:  Equity Interests and Equity   Class 9 consists of all Equity Interests
          Securities Claims.            and     Equity     Securities     Claims
                                        subordinated   pursuant   to  11  U.S.C.
                                        ss.510 and the Plan - IMPAIRED.


     4.2 SPECIFIC CLASSIFICATION.

          4.2.1 CLASS 1 - PRIORITY CLAIMS. Class 1 consists of all Claims entitled to priority under Section 507(a) of the Bankruptcy Code.

          4.2.2 CLASS 2 - SECURED TAX CLAIMS. Class 2 consists of all Secured Tax Claims. Each holder of a Secured Tax Claim is considered to be in its own separate subclass within Class 2, and each such subclass is deemed to be a separate Class for purposes of the Plan.

          4.2.3 CLASS 3A - COLLATERALIZED INVESTOR CLAIMS. Class 3A consists of all Collateralized Investors Claims other than Securities Claims.

          4.2.4 CLASS 3B - UNSECURED INVESTOR CLAIMS. Class 3B consists of all Unsecured Investors Claims other than Securities Claims.

          4.2.5 CLASS 4 - MISCELLANEOUS SECURED CLAIMS. Class 4 consists of all Secured Claims, other than the Secured Tax Claims in Class 2 and Investor Claims in Class 3. Each holder of a Secured Claim in Class 4 is considered to be in its own separate subclass within Class 4, and each such subclass is deemed to be a separate Class for purposes of the Plan.

          4.2.6 CLASS 5 - GENERAL UNSECURED CLAIMS. Class 5 consists of all General Unsecured Claims, other than Investor Claims contained in Class 3.

          4.2.7  CLASS  6  -  CONVENIENCE  CLAIMS.   Class  6  consists  of  all
Convenience Claims.

          4.2.8 CLASS 7 - EXCISE TAX CLAIMS. Class 7 consists of all Excise Tax Claims of the IRS.

          4.2.9 CLASS 8 - DEBT SECURITIES CLAIMS. Class 8 consists of all Debt Securities Claims.

          4.2.10 CLASS 9 - EQUITY INTERESTS AND EQUITY SECURITIES CLAIMS. Class 9 consists of all Claims and other rights arising out of or related to Equity Interests, including any Equity Securities Claims.

          4.2.11 VOLUNTARY INVESTOR CLAIM WAIVER. Each holder of an Allowed Investor Claim shall have the right to waive such holder's entire Allowed
Investor Claim and forego any amounts payable in respect of such holder's Allowed Investor Claim by so indicating on the Ballot. The aggregate Voluntary Investor Claim Waiver Amount for any Distribution Date, if any, shall be distributed on a Pro Rata basis to the holders of Allowed Investor Claims.

              ARTICLE 5. TREATMENT OF CLAIMS AND EQUITY INTERESTS

     5.1 CLASS 1 - PRIORITY CLAIMS.

          5.1.1 IMPAIRMENT AND VOTING. Class 1 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 1 are deemed to have accepted the Plan and are not entitled to vote on the Plan.

          5.1.2 DISTRIBUTIONS. Each holder of an Allowed Priority Claim shall receive Cash in an amount equal to such Allowed Priority Claim on the later of:
(a) the Initial Distribution Date, or as soon thereafter as practicable; (b) the tenth Business Day after the date such Priority Claim becomes an Allowed Priority Claim, or as soon thereafter as practicable; and (c) such other dates as the holder of such Claims and the Liquidating Trust may agree.

     5.2 CLASS 2 - SECURED TAX CLAIMS.

          5.2.1 IMPAIRMENT AND VOTING. Class 2 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 2 are deemed to have accepted the Plan and are not entitled to vote on the Plan.

          5.2.2 DISTRIBUTIONS. Each Allowed Secured Tax Claim shall be paid in full in Cash upon the later of: (a) the Initial Distribution Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; (d) the date on which such Secured Tax Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; and (e) such date as the holder of such Claim and the Liquidating Trust may agree.

     5.3 CLASS 3A - COLLATERALIZED INVESTOR CLAIMS.

          5.3.1 IMPAIRMENT AND VOTING. Class 3A is impaired by the Plan; consequently, all holders of Collateralized Investor Claims are entitled to vote on the Plan. For purposes of voting and receiving distributions under the Liquidating Plan, the holders of Claims in Class 3A will be treated separately from the holders of Claims in Class 3B.

          5.3.2 ALLOWANCE OF COLLATERALIZED INVESTOR CLAIMS. On the Confirmation Date, all Collateralized Investor Claims, EXCEPT those Collateralized Investor Claims held by Persons that received cash payments during the Preference Period and withdrew from the Preference Settlement Option, are deemed to be Allowed in the amount of the unpaid principal plus the sum of: (a) accrued but unpaid interest on such Collateralized Investor Claims at the non-default contract rate up to but not including the Petition Date; and (b) the amount of Cash, if any, actually received by the holder of a Collateralized Investor Claim during the Preference Period.

          5.3.3 DISTRIBUTIONS TO HOLDERS OF ALLOWED COLLATERALIZED INVESTOR CLAIMS. On the Effective Date, or as soon thereafter as practicable, the holders of Allowed Collateralized Investor Claims shall receive, in full and final satisfaction of such Allowed Collateralized Investor Claims, the following:

               (a) INITIAL CASH DISTRIBUTION. On the Initial Distribution Date, each holder of an Allowed Investor Claim shall receive such holder's Pro Rata share of Cash generated from the sale of Assets as approved by the Bankruptcy Court as part of the Confirmation Hearing.

               (b) LIQUIDATION DISTRIBUTIONS. Each holder of an Allowed Investor Claim shall receive an uncertificated, beneficial interest in the Liquidating Trust, entitling the holder thereof to receive such holder's Pro Rata share of distributions from the orderly sale of Assets by the Liquidating Trust and the Platform Subsidiaries in accordance with the distribution provisions of the Plan and the Liquidating Trust Agreement.

                    (i) QUARTERLY DISTRIBUTIONS. Each holder of an Allowed Investor Claim shall be entitled to receive such holder's Pro Rata share of Cash equivalent to ninety percent (90%) of Net Distributable Cash, as determined on a quarterly basis, commencing on the last Business Day of the first full calendar quarter following the Effective Date; provided, however, that if the Allowed General Unsecured Claims have not been paid in full in accordance with the General Unsecured Claim Recovery Schedule by the end of the two-year period commencing on the Effective Date, then holders of Allowed Investor Claims will receive no share of Net Distributable Cash until the holders of Allowed General Unsecured Claims are paid in full in accordance with the General Unsecured Claim Recovery Schedule. Following completion of the payments to Allowed General Unsecured Claims in accordance with the General Unsecured Claim Recovery
Schedule, the holders of Allowed Investor Claims shall receive one hundred percent (100%) of Net Distributable Cash from the Liquidating Trust.

                    (ii) COLLATERALIZED INVESTOR PREMIUM. Holders of Allowed Collateralized Investor Claims shall be entitled to the Collateralized Investor Premium. Holders of Allowed Investor Claims shall receive their share of the first $80,000,000 of distributions on a Pro Rata basis. When an aggregate of $80,000,000 has been distributed to holders of Allowed Investor Claims, the holders of the Allowed Collateralized Investor Claims shall receive approximately 93.0674% of the amount of the distributions to be made to holders of Allowed Investor Claims, which amount shall be distributed to the holders of the Allowed Collateralized Investor Claims on a Pro Rata basis, and approximately 6.9326% of the amount of the distributions to be made to holders of Allowed Investor Claims shall be distributed on a Pro Rata basis to holders of Allowed Unsecured Investor Claims; provided, that when the aggregate amount of distributions to holders of Allowed Investor Claims exceeds $160,000,000, holders of Allowed Investor Claims shall receive their share of all distributions on a Pro Rata basis; and provided further that the aggregate Voluntary Collateralized Investor Election Amount, if any, for any Distribution Date shall be distributed on a Pro Rata basis to the holders of Allowed Unsecured Investor Claims.

     For purposes of calculating the pro-rata percentage of the distributions to be distributed to the holders of Allowed Collateralized Investor Claims in respect of the Collateralized Investor Premium, the total amount of Collateralized Investor Claims is $448,237,077.54 and the total amount of Unsecured Investor Claims is $137,177,731.68, as of November 9, 1999. The Collateralized Investor Claims represent 76.5674% of the Investor Claims, and the Unsecured Investor Claims represent 23.4326% of the Investor Claims.

                    (iii) VOLUNTARY INVESTOR CLAIM WAIVER AMOUNT. The aggregate Voluntary Investor Claim Waiver Amount, if any, for any Distribution Date shall be distributed on a Pro Rata basis to the holders of Allowed Investor Claims

               (c) NET LITIGATION RECOVERY DISTRIBUTIONS. Each holder of an Allowed Investor Claim shall receive an uncertificated, beneficial interest in the Liquidating Trust, entitling the holder thereof to receive such holder's Pro Rata share of distributions of the Net Litigation Recovery.

               (d) TRUST/IRA LITIGATION DISTRIBUTIONS. In addition to the foregoing, each holder of an Allowed Investor Claim relating to an investment in an IRA or trust shall receive an uncertificated, beneficial interest in the Liquidating Trust, entitling such holder of an Allowed Investor Claim to receive such holder's Share of distributions from the net recovery of litigation claims arising under or related to such IRA and trust activities conducted by the Debtors prior to the Petition Date.

               (e) DISTRIBUTION LIMITATION. No holder of an Allowed Investor Claim shall receive an aggregate amount of distributions from the Liquidating
Trust that is in excess of their Allowed Investor Claim until all holders of Allowed Investor Claims receive an aggregate amount of distributions from the Liquidating Trust equal to their Allowed Investor Claims.

               (f) VOLUNTARY COLLATERALIZED INVESTOR ELECTION. Each holder of an Allowed Collateralized Investor Claim shall have the right to forego any amounts payable in respect of the Collateralized Investor Premium by so indicating on the Ballot. The aggregate Voluntary Collateralized Investor Election Amount for any Distribution Date, if any, shall be distributed on a Pro Rata basis to the holders of Allowed Unsecured Investor Claims.

          5.3.4 PREFERENCE SETTLEMENT OPTION. Each holder of a Collateralized Investor Claim who has received Cash distributions on account of such Claim during the Preference Period and does not make the Preference Settlement Withdrawal Election by so indicating on a Ballot, shall receive the Preference Equalization Deduction. The Preference Equalization Deduction shall be calculated as follows:

PREFERENCE EQUALIZATION DEDUCTION = TOTAL CASH RECEIVED DURING PREFERENCE PERIOD
                                    --------------------------------------------
                                                         8

In addition, each Cash distribution that the holder of an Allowed Collateralized Investor Claim is entitled to receive under Sections 5.3.3(a) and 5.3.3(b) of the Plan shall be reduced by the Preference Equalization Deduction until such reductions equal the total amount of the Cash, without interest, such holder received during the Preference Period. If the amount of Cash to be distributed to a holder of a Collateralized Investor Claim on any Distribution Date is less than the Preference Equalization Deduction determined for such Distribution Date, then such remaining amount of Preference Equalization Deduction shall be applied to such holder's Cash distribution on the next succeeding Distribution Date (and if not fully utilized on such Distribution Date, on each succeeding Distribution Date until the remaining Preference Equalization Deduction is fully utilized), in addition to any Preference Equalization Deduction determined on the next succeeding Distribution Date.

Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of this Section 5.3.4 constitute a good faith compromise and settlement under Section 547 of the Bankruptcy Code of the claims the Debtors believe they have against the holder of a Collateralized Investor Claim with respect to any Cash received during the Preference Period. The entry of the Confirmation Order constitutes the Bankruptcy Court's approval of the compromise and settlement of such preference claim, and the Bankruptcy Court's finding that such compromise or settlement with respect to the preference claim is in the best interests of the Debtors and their respective property and the holders of Claims and is fair, equitable and reasonable.

          5.3.5 EFFECT OF PREFERENCE SETTLEMENT WITHDRAWAL ELECTION. If the holder of a Collateralized Investor Claim that has received Cash during the Preference Period withdraws from the Preference Settlement Option by so indicating on a Ballot, such Claim shall remain an Allowed Claim, in full, only for purposes of voting to accept or reject the Plan. If such holder withdraws from the Preference Settlement Option by so indicating on the Ballot, pursuant to Section 502(d) of the Bankruptcy Code, such holder's Claim shall be deemed a Disputed Claim for purposes of all distributions that the holder of such Collateralized Investor Claim is entitled to receive under the Plan, and all such distributions shall be included in the Distribution Reserve by the Liquidating Trust pending the entry of a Final Order of the Bankruptcy Court resolving such Disputed Claim.

          5.3.6 CANCELLATION OF DEBT INSTRUMENTS. As of the Effective Date, except to the extent provided otherwise in the Plan, all Debt Instruments and other documents evidencing Collateralized Investor Claims, shall be automatically canceled, extinguished, and deemed void (all without further action by any Person), and all obligations of any Person, including the Debtors and Non-Debtor Affiliates, and such instruments and documents shall be deemed fully and finally released, satisfied and discharged.

          5.3.7 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the ledgers of the Debtors shall be closed, and no further changes in the record holders of any Collateralized Investor Claims shall be permitted for purposes of the Initial Distribution Date. The Debtors and the Liquidating Trust shall have no further obligation to recognize any transfer of a Collateralized Investor Claim occurring after the Distribution Record Date for purposes of distributions on the Initial Distribution Date. The Debtors and the Liquidating Trust shall be entitled to recognize and deal for all purposes under the Plan with only those holders of uncertificated beneficial interests in the Liquidating Trust that are stated on the transfer ledger of the Debtors as of the close of business on the Distribution Record Date, unless any such holder transfers its uncertificated beneficial interest in the Liquidating Trust in accordance with the procedures set forth in the Liquidating Trust Agreement on a date subsequent to the Distribution Record Date.

          5.3.8 DELIVERY OF DISTRIBUTIONS TO HOLDERS OF COLLATERALIZED INVESTOR CLAIMS. All distributions to the holder of Allowed Collateralized Investor
Claims shall be made by the Liquidating Trust or the Disbursing Agent at the direction of the Liquidating Trustee in accordance with the Plan and the Liquidating Trust Agreement at the address contained in the records of the Debtors as of the Distribution Record Date, in the case of the Initial Distribution Date, or in the case of distributions after the Effective Date, at the address contained in the records of the Liquidating Trust fifteen (15) Business Days prior to such distribution. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trust is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Undeliverable distributions shall be returned to the Liquidating Trust until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the third year following each Distribution Date. After the expiration of such three-year period, all unclaimed distributions shall be included in the next distribution to the holders of all other Allowed Collateralized Investor Claims as provided in the Plan and the Liquidating Trust Agreement. After such three-year period, the Claim of any holder of a Collateralized Investor Claim for undeliverable distributions shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

          5.3.9 INTEREST. In the event the total distributions to the holders of Allowed Investor Claims as provided in the Plan exceed the amount of Allowed Investor Claims, the holders thereof shall be entitled to receive simple interest and payments on account thereof, up to the amount of any such excess distributions, at the rate of ten percent (10%) per year accruing from and after the Petition Date.

     5.4 CLASS 3B - UNSECURED INVESTOR CLAIMS.

          5.4.1 IMPAIRMENT AND VOTING. Class 3B is impaired by the Plan; consequently, all holders of Unsecured Investor Claims are entitled to vote on the Plan. For purposes of voting and receiving distributions under the Liquidating Plan, the holders of Claims in Class 3B will be treated separately from the holders of Claims in Class 3A.

          5.4.2 ALLOWANCE OF UNSECURED INVESTOR CLAIMS. On the Confirmation Date, all Unsecured Investor Claims, EXCEPT those Unsecured Investor Claims held by Persons that received cash payments during the Preference Period and withdraws from the Preference Settlement Option, are deemed to be Allowed in the amount of the unpaid principal plus the sum of: (a) accrued but unpaid interest on such Unsecured Investor Claims at the non-default contract rate up to but not including the Petition Date; and (b) the amount of Cash, if any, actually received by the holder of an Unsecured Investor Claim during the Preference Period.

          5.4.3 DISTRIBUTIONS TO HOLDERS OF ALLOWED UNSECURED INVESTOR CLAIMS. On the Effective Date, or as soon thereafter as practicable, the holders of Allowed Investor Claims shall receive, in full and final satisfaction of such Allowed Investor Claims, the following:

               (a) INITIAL CASH DISTRIBUTION. On the Initial Distribution Date, each holder of an Allowed Investor Claim shall receive such holder's Pro Rata share of Cash generated from the sale of Assets as approved by the Bankruptcy Court as part of the Confirmation Hearing.

               (b) LIQUIDATION DISTRIBUTIONS. Each holder of an Allowed Investor Claim shall receive an uncertificated, beneficial interest in the Liquidating Trust, entitling the holder thereof to receive such holder's Pro Rata share of distributions from the orderly sale of Assets by the Liquidating Trust and the Platform Subsidiaries in accordance with the distribution provisions of the Plan and the Liquidating Trust Agreement.

                    (i) QUARTERLY DISTRIBUTIONS. Each holder of an Allowed Investor Claim shall be entitled to receive such holder's Pro Rata share of Cash equivalent to ninety percent (90%) of Net Distributable Cash, as determined on a quarterly basis, commencing on the last Business Day of the first full calendar quarter following the Effective Date; provided, however, that if the Allowed General Unsecured Claims have not been paid in full in accordance with the General Unsecured Claim Recovery Schedule by the end of the two-year period commencing on the Effective Date, then holders of Allowed Investor Claims will receive no share of Net Distributable Cash until the holders of Allowed General Unsecured Claims are paid in full in accordance with the General Unsecured Claim Recovery Schedule. Following completion of the payments to Allowed General Unsecured Claims in accordance with the General Unsecured Claim Recovery
Schedule, the holders of Allowed Investor Claims shall receive one hundred percent (100%) of Net Distributable Cash from the Liquidating Trust.

                    (ii) COLLATERALIZED INVESTOR PREMIUM. Holders of Allowed Collateralized Investor Claims shall be entitled to the Collateralized Investor Premium. Holders of Allowed Investor Claims shall receive their share of the first $80,000,000 of distributions on a Pro Rata basis. When an aggregate of $80,000,000 has been distributed to holders of Allowed Investor Claims, the holders of the Allowed Collateralized Investor Claims shall receive approximately 93.0674% of the amount of the distributions to be made to holders of Allowed Investor Claims, which amount shall be distributed to the holders of the Allowed Collateralized Investor Claims on a Pro Rata basis, and approximately 6.9326% of the amount of the distributions to be made to holders of Allowed Investor Claims shall be distributed on a Pro Rata basis to holders of Allowed Unsecured Investor Claims; provided, that when the aggregate amount of distributions to holders of Allowed Investor Claims exceeds $160,000,000, holders of Allowed Investor Claims shall receive their share of all distributions on a Pro Rata basis; and provided further that the aggregate Voluntary Collateralized Investor Election Amount, if any, for any Distribution Date shall be distributed on a Pro Rata basis to the holders of Allowed Unsecured Investor Claims.

     For purposes of calculating the pro-rata percentage of the distributions to be distributed to the holders of Allowed Collateralized Investor Claims in respect of the Collateralized Investor Premium, the total amount of

Collateralized Investor Claims is $448,237,077.54 and the total amount of Unsecured Investor Claims is $137,177,731.68, as of November 9, 1999. The Collateralized Investor Claims represent 76.5674% of the Investor Claims, and the Unsecured Investor Claims represent 23.4326% of the Investor Claims.

                    (iii) VOLUNTARY INVESTOR CLAIM WAIVER AMOUNT. The aggregate Voluntary Investor Claim Waiver Amount, if any, for any Distribution Date shall be distributed on a Pro Rata basis to the holders of Allowed Investor Claims

               (c) NET LITIGATION RECOVERY DISTRIBUTIONS. Each holder of an Allowed Investor Claim shall receive an uncertificated, beneficial interest in the Liquidating Trust, entitling the holder thereof to receive such holder's Pro Rata share of distributions of the Net Litigation Recovery.

               (d) TRUST/IRA LITIGATION DISTRIBUTIONS. In addition to the foregoing, each holder of an Allowed Investor Claim relating to an investment in an IRA or trust shall receive an uncertificated, beneficial interest in the Liquidating Trust, entitling such holder of an Allowed Investor Claim to receive such holder's Share of distributions from the net recovery of litigation claims arising under or related to such IRA and trust activities conducted by the Debtors prior to the Petition Date.

               (e) DISTRIBUTION LIMITATION. No holder of an Allowed Investor Claim shall receive an aggregate amount of distributions from the Liquidating
Trust that is in excess of their Allowed Investor Claim until all holders of Allowed Investor Claims receive an aggregate amount of distributions from the Liquidating Trust equal to their Allowed Investor Claims.

          5.4.4  PREFERENCE  SETTLEMENT  OPTION.  Each  holder  of an  Unsecured
Investor Claim who has received Cash distributions on account of such Claim during the Preference Period and does not make the Preference Settlement Withdrawal Election by so indicating on a Ballot, shall receive the Preference Equalization Deduction. The Preference Equalization Deduction shall be calculated as follows:

PREFERENCE EQUALIZATION DEDUCTION = TOTAL CASH RECEIVED DURING PREFERENCE PERIOD
                                    --------------------------------------------
                                                         8

In addition, each Cash distribution that the holder of an Allowed Unsecured Investor Claim is entitled to receive under Sections 5.4.3(a) and 5.4.3(b) of the Plan shall be reduced by the Preference Equalization Deduction until such reductions equal the total amount of the Cash, without interest, such holder received during the Preference Period. If a Person holds an Allowed Collateralized Investor Claim and an Allowed Unsecured Investor Claim, the aggregate of the Preference Equalization Deductions applied to such holder's distributions shall not exceed the total amount of the Cash, without interest, such holder received during the Preference Period. If the amount of Cash to be distributed to a holder of an Unsecured Investor Claim on any Distribution Date is less than the Preference Equalization Deduction determined for such Distribution Date, then such remaining amount of Preference Equalization Deduction shall be applied to such holder's Cash distribution on the next succeeding Distribution Date (and if not fully utilized on such Distribution Date, on each succeeding Distribution Date until the remaining Preference
Equalization Deduction is fully utilized), in addition to any Preference Equalization Deduction determined on the next succeeding Distribution Date.

Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of this Section 5.4.4 constitute a good faith compromise and settlement under Section 547 of the Bankruptcy Code of the claims the Debtors believe they have against the holder of an Unsecured Investor Claim with respect to any Cash received during the Preference Period. The entry of the Confirmation Order constitutes the

Bankruptcy Court's approval of the compromise and settlement of such preference claim, and the Bankruptcy Court's finding that such compromise or settlement with respect to the preference claim is in the best interests of the Debtors and their respective property and the holders of Claims and is fair, equitable and reasonable.

          5.4.5 EFFECT OF PREFERENCE SETTLEMENT WITHDRAWAL ELECTION. If the holder of an Unsecured Investor Claim that has received Cash during the Preference Period withdraws from the Preference Settlement Option by so indicating on a Ballot, such Claim shall remain an Allowed Claim, in full, only for purposes of voting to accept or reject the Plan. If such holder withdraws from the Preference Settlement Option by so indicating on the Ballot, pursuant to Section 502(d) of the Bankruptcy Code, such holder's Claim shall be deemed a Disputed Claim for purposes of all distributions that the holder of such Unsecured Investor Claim is entitled to receive under the Plan, and all such distributions shall be included in the Distribution Reserve by the Liquidating Trust pending the entry of a Final Order of the Bankruptcy Court resolving such Disputed Claim.

          5.4.6 CANCELLATION OF DEBT INSTRUMENTS. As of the Effective Date, except to the extent provided otherwise in the Plan, all Debt Instruments and other documents evidencing Unsecured Investor Claims, including any alleged or putative Lien securing such Unsecured Investor Claims, shall be automatically canceled, extinguished, and deemed void (all without further action by any Person), and all obligations of any Person, including the Debtors and Non-Debtor Affiliates, and such instruments and documents shall be deemed fully and finally released, satisfied and discharged.

          5.4.7 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the ledgers of the Debtors shall be closed, and no further changes in the record holders of any Unsecured Investor Claims shall be permitted for purposes of the Initial Distribution Date. The Debtors and the Liquidating Trust shall have no further obligation to recognize any transfer of an Unsecured Investor Claim occurring after the Distribution Record Date for purposes of distributions on the Initial Distribution Date. The Debtors and the Liquidating Trust shall be entitled to recognize and deal for all purposes under the Plan with only those holders of uncertificated beneficial interests in the Liquidating Trust that are stated on the transfer ledger of the Debtors as of the close of business on the Distribution Record Date, unless any such holder transfers its uncertificated beneficial interest in the Liquidating Trust in accordance with the procedures set forth in the Liquidating Trust Agreement on a date subsequent to the Distribution Record Date.

          5.4.8 DELIVERY OF DISTRIBUTIONS TO HOLDERS OF UNSECURED INVESTOR CLAIMS. All distributions to the holder of Allowed Unsecured Investor Claims shall be made by the Liquidating Trust or the Disbursing Agent at the direction of the Liquidating Trustee in accordance with the Plan and the Liquidating Trust Agreement at the address contained in the records of the Debtors as of the Distribution Record Date, in the case of the Initial Distribution Date, or in the case of distributions after the Effective Date, at the address contained in the records of the Liquidating Trust fifteen (15) Business Days prior to such distribution. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidating Trust is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Undeliverable distributions shall be returned to the Liquidating Trust until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the third year following each Distribution Date. After the expiration of such three-year period, all unclaimed distributions shall be included in the next distribution to the holders of all other Allowed Unsecured Investor Claims as provided in the Plan and the Liquidating Trust Agreement. After such three-year period, the Claim of any holder of a Unsecured Investor Claim for undeliverable distributions shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

          5.4.9 INTEREST. In the event the total distributions to the holders of Allowed Investor Claims as provided in the Plan exceed the amount of Allowed Investor Claims, the holders thereof shall be entitled to receive simple interest and payments on account thereof, up to the amount of any such excess distributions, at the rate of ten percent (10%) per year accruing from and after the Petition Date, on a Pro Rata basis.

     5.5 CLASS 4 - MISCELLANEOUS SECURED CLAIMS.

          5.5.1 IMPAIRMENT AND VOTING. Depending upon the option selected by the Debtors pursuant to Section 5.5.3 below, the holders of Allowed Secured Claims in Class 4 may be impaired pursuant to the Plan. If a particular Allowed Secured Claim in Class 4 is impaired under the Plan, the holder of such Claim is entitled to vote on the Plan. For purposes of voting and receiving distributions under the Plan, each holder of an Allowed Secured Claim in Class 4 is considered to be in its own separate subclass within Class 4, and each such subclass is deemed to be a separate Class for purposes of the Plan.

          5.5.2 RETENTION OF LIENS. The holders of Allowed Secured Claims shall retain their Liens on their Collateral, except as otherwise provided in Section 5.5.3.

          5.5.3 OPTIONS; TREATMENT. On or before 10 Business Days following approval by the Bankruptcy Court of the Disclosure Statement Summary and the Disclosure Statement, with respect to each holder of an Allowed Secured Claim in Class 4, the Debtors shall elect one of the following alternative treatments for each such Allowed Secured Claim in a particular subclass.

               (a) ABANDONMENT. Pursuant to the Plan, and on or before the Initial Distribution Date, the Debtors may abandon or surrender to the holder of such Allowed Secured Claim in Class 4 the Collateral securing such Allowed Secured Claim. After the Effective Date, the Liquidating Trustee may abandon or surrender to the holder of such Allowed Secured Claim in Class 4, the Collateral securing such Allowed Secured Claim. Any Unsecured Deficiency Claim asserted by a holder of an Allowed Secured Claim in Class 4 shall be filed with the Bankruptcy Court within 30 days following the date of the surrender or abandonment of such Creditor's Collateral. Any such Allowed Unsecured Deficiency Claim shall be treated in accordance with Section 5.6 of the Plan.

               (b) CASH. Pursuant to the Plan, on or before the Effective Date, the holder of an Allowed Secured Claim in Class 4 may receive, on account of such Allowed Secured Claim, Cash equal to its Allowed Secured Claims, or such lesser amount to which the holder of such Claims shall agree, in full satisfaction and release of such Claim.

               (c) NO IMPAIRMENT. The holder of an Allowed Secured Claim in Class 4 may be treated in accordance with the terms and conditions of all Debt Instruments evidencing such Claim and the legal, equitable, or contractual rights to which each holder of such Claim is entitled, except that the Collateral securing such Allowed Secured Claim may be transferred to one of the Platform Subsidiaries, subject to any Liens.

               (d) CURE; REINSTATEMENT. Any default, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, owed to a holder of an Allowed Secured Claim in Class 4 may be Cured or reinstated on or before the Initial Distribution Date, except that any Collateral may be transferred to one of the Platform Subsidiaries, subject to any Liens.

               (e) NOTICE. The Debtors shall promptly provide notice of the option elected by the Debtors with respect to each holder of an Allowed Secured Claim in Class 4.

          5.5.4 COLLATERAL TRANSFERRED TO PLATFORM SUBSIDIARIES. After selection of one of the options described in Section 5.5.3 above, to the extent that any Collateral securing the Allowed Secured Claims is not transferred to the holder of such Allowed Secured Claim, then such Collateral may be transferred to one of the Platform Subsidiaries, subject to any Liens.

     5.6 CLASS 5 - GENERAL UNSECURED CLAIMS.

          5.6.1 IMPAIRMENT AND VOTING. Class 5 is impaired by the Plan; consequently, all holders of Allowed General Unsecured Claims are entitled to vote on the Plan. As a result of the limitations upon substantive consolidation of the Debtors' Estates contained in ARTICLE 2 hereof, each holder of a General Unsecured Claim may be considered to be its own separate subclass within Class 5 and, if applicable, each such subclass will be deemed to be a separate Class for purposes of the Plan.

          5.6.2 DISTRIBUTIONS. Each holder of an Allowed Claim in Class 5 shall be paid an amount equivalent to the General Unsecured Claim Distribution Percentage set forth in the General Unsecured Claim Recovery Schedule. In full and final satisfaction of all General Unsecured Claims such holders of Allowed Claims in Class 5 shall receive the following.

               (a) INITIAL CASH DISTRIBUTION. The holders of Allowed General Unsecured Claims in Class 5 shall receive their Pro Rata share of $1,000,000 Cash in accordance with the General Unsecured Claims Recovery Schedule, unless such holder has filed with the Bankruptcy Court an objection to the amount of such Claim as provided in Section 6.10 hereof. In that event, such holder's Claim shall be deemed to be a Disputed Claim, and any distributions to be made on account thereof shall be deposited in the Distribution Reserve.

               (b) DISTRIBUTIONS. Each holder of an Allowed General Unsecured Claim will receive an uncertificated, beneficial interest in the Liquidating Trust, entitling the holder of an Allowed General Unsecured Claim to receive such holder's Pro Rata share (based on the General Unsecured Claim Distribution Percentage) of GUC-Net Distributable Cash, commencing on the last Business Day of the first full calendar quarter following the Effective Date, until the General Unsecured Claim Distribution Percentage shall have been satisfied. In no event shall the aggregate of all distributions of GUC-Net Distributable Cash to the holder of an Allowed General Unsecured Claim exceed the amount to be paid to such holder as set forth on the General Unsecured Claim Recovery Schedule.

               (c) GROSS-UP PROVISION. If any holder of an Allowed General Unsecured Claim has not received the full amount payable to such holder in accordance with the General Unsecured Claim Recovery Schedule by the end of the two-year period commencing on the Effective Date, each holder of an Allowed General Unsecured Claim will be entitled to receive such holder's Pro Rata share of all Net Distributable Cash for each calendar quarter, commencing on the ninth full calendar quarter following the Effective Date, until the General Unsecured Claim Distribution Percentage to which each holder of an Allowed General Unsecured Claim is entitled has been paid. In no event shall the aggregate of all payments to each holder of an Allowed General Unsecured Claim exceed the percentage amount to be paid to such holder as set forth on the General Unsecured Claim Recovery Schedule unless the Bankruptcy Court orders a higher percentage recovery following an objection filed by the holder of a General Unsecured Claim as set forth in Section 6.10.

     5.7 CLASS 6 - CONVENIENCE CLAIMS.

          5.7.1 IMPAIRMENT AND VOTING. Class 6 is unimpaired by the Plan and all such holders of Allowed Convenience Claims are deemed to have accepted the Plan and are not entitled to vote on the Plan.

          5.7.2 DISTRIBUTIONS. Each holder of an Allowed Claim in Class 6 shall be paid in Cash the lesser of: (a) the amount of such Allowed Claim; or (b) the sum of $5,000.00. All such Allowed Convenience Claims shall be paid upon the latest of: (a) the Initial Distribution Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Liquidating Trust may agree.

     5.8 CLASS 7 - EXCISE TAX CLAIMS. To the extent the Class 7 Claim is an Allowed Excise Tax Claim, the holder thereof shall receive all distributions of Net Distributable Cash, if any, after payment in full of all Allowed Claims in Classes 1 through 6 under the Plan. The Debtors believe that the holders of Allowed Excise Tax Claims will not receive or retain any property under the Plan. Accordingly, Class 7 is impaired by the Plan and, for purposes of solicitation of votes to accept or reject the Plan, is deemed to have rejected the Plan.

     5.9 CLASS 8 - DEBT SECURITIES CLAIMS.

          5.9.1 SUBORDINATION. Pursuant to the Plan and Section 510 of the Bankruptcy Code, all Debt Securities Claims shall be subordinated, for distribution and all other purposes, to the Claims of all other Creditors in Classes 1 through 7 under the Plan.

          5.9.2 IMPAIRMENT; DISTRIBUTIONS. The holders of Allowed Debt Securities Claims shall be entitled to receive all distributions of Net Distributable Cash, if any, after payment in full of all Allowed Claims in Classes 1 through 7. The Debtors believe that the holders of Allowed Debt Securities Claims shall not receive or retain any property under the Plan. Class 8 is impaired by the Plan and is deemed to have rejected the Plan.

     5.10 CLASS 9 - EQUITY INTERESTS AND EQUITY SECURITIES CLAIMS.

          5.10.1 CANCELLATION; SUBORDINATION. All Equity Interests shall be cancelled and terminated as of the Effective Date. Pursuant to the Plan and
Section 510 of the Bankruptcy Code, all Equity Securities Claims shall be subordinated, for distribution and all other purposes, to the Claims of all other Creditors.

          5.10.2 IMPAIRMENT; DISTRIBUTION. The holders of Allowed Equity Interests and Allowed Equity Securities Claims shall not receive or retain any property under the Plan. Class 9 is impaired by the Plan and is deemed to have rejected the Plan.

                ARTICLE 6. MEANS FOR IMPLEMENTATION OF THE PLAN

     6.1 CREATION OF THE LIQUIDATING TRUST; TRANSFER OF ASSETS. On the Effective Date, the Liquidating Trust shall be established. Pursuant to Section 1123(a)(5)(B) of the Bankruptcy Code, on the Effective Date or as soon thereafter as practicable, the Assets shall be irrevocably transferred and assigned to the Liquidating Trust, to be held in trust for the benefit of all holders of Allowed Claims pursuant to the terms of the Plan and the Liquidating Trust Agreement. Following the Effective Date, the Liquidating Trust shall cause the transfer of Assets to the Platform Subsidiaries in consideration for all of the equity interests in such Platform Subsidiaries. The Liquidating Trust shall be entitled to cause the transfer of the Assets among the Platform Subsidiaries from time to time where such transfers will maintain or enhance the value of the

Assets or facilitate the orderly management and administration of the Liquidating Trust or the Platform Subsidiaries. Except as otherwise provided in the Plan or in the Liquidating Trust Agreement, title to the Assets shall transfer to the Liquidating Trust and the Platform Subsidiaries free and clear of all Claims, Interests and Liens, including, without limitation, any alleged Lien of the holder of any Investor Claim in accordance with Section 1141 of the Bankruptcy Code, EXCEPT for Liens on Assets held by holders of Allowed Secured Claims all of which will remain without further order of the Bankruptcy Court. Pursuant to the Plan and the Confirmation Order, the transfer of the Assets to the Liquidating Trust and the Platform Subsidiaries shall be free and clear of any restrictions or prohibitions placed on such transfer in any contract or Debt Instrument.

     6.2 TRANSFER OF LITIGATION CLAIMS AND AVOIDANCE ACTIONS. On the Effective Date or as soon thereafter as practicable, all Litigation Claims, Avoidance Actions and any D&O Policy shall be transferred and assigned to the Liquidating Trust. In accordance with Section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall become vested with, in its capacity as the representative of the Debtors' Estates under Section 1123(b)(3)(B) of the Bankruptcy Code, and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights or causes of actions, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors, their Estates, or the Non-Debtor Affiliates may hold against any Person or entity, including, without limitation, any Litigation Claims and Avoidance Actions.

     6.3 NOTICE OF LITIGATION CLAIMS AND AVOIDANCE ACTIONS. Exhibit 4 identifies the proceedings in which the Debtors and Non-Debtor Affiliates have asserted claims against certain Persons. Exhibit 4 also identifies certain Persons against whom the Debtors and Non-Debtor Affiliates, individually or collectively, may have Litigation Claims, but against whom the Debtors or Non-Debtor Affiliates have not commenced legal proceedings because the Litigation Claims with respect to such Persons are not fully developed either factually or legally. Investigations concerning potentially responsible third parties are ongoing, and additional Persons and Litigation Claims may be identified in the future, as facts are developed. Exhibit 4, therefore, is not a complete list of all Litigation Claims that the Debtors and Non-Debtor Affiliates may have. Accordingly, no Person may rely on the fact that the Plan, the Disclosure Statement, the Disclosure Statement Summary and the accompanying exhibits and schedules do not identify a particular Person, Litigation Claim or Avoidance Action, and the fact that such particular Person, Litigation Claim or Avoidance Action is not identified in the Plan, the Disclosure Statement, the Disclosure Statement Summary and the accompanying exhibits and schedules does not constitute a waiver of any Litigation Claim or Avoidance Action by the Debtors, the Non-Debtor Affiliates or the Liquidating Trust. The Debtors and the Non-Debtor Affiliates, for themselves and for the benefit of the Liquidating Trust, expressly reserve and retain all Litigation Claims and Avoidance Actions.

     6.4 LIQUIDATING TRUSTEE. The Liquidating Trust shall have one Liquidating Trustee. The Liquidating Trustee selected by the Restructuring Committee and the Committees shall be subject to approval by the Bankruptcy Court as part of the Confirmation Hearing. Pursuant to the Liquidating Trust Agreement, the Liquidating Trust Board shall have the power to fill any vacancy created by the death, resignation or removal of the Liquidating Trustee which shall be effective upon approval by the Bankruptcy Court, and the Liquidating Trust Board shall have the authority to remove the Liquidating Trustee for any reason, including "Cause" (as defined in the Liquidating Trust Agreement) which shall be effective upon approval by the Bankruptcy Court. The Bankruptcy Court shall retain jurisdiction to remove and replace the Liquidating Trustee.

          6.4.1 STATUS OF THE LIQUIDATING TRUSTEE. The Liquidating Trustee will directly and indirectly be the representative of the Debtors' Estates as that term is used in Section 1123(b)(3)(B) of the Bankruptcy Code and will have the rights and powers provided for in the Bankruptcy Code, including Section 1107 thereof, in addition to any rights and powers granted in the Plan and the Liquidating Trust Agreement. The Liquidating Trustee will be the successor-in-interest to the Debtors and the Non-Debtor Affiliates with respect to any action which was or could have been commenced by the Debtors and the Non-Debtor Affiliates prior to the Effective Date and shall be deemed substituted for the same as the party in such litigation. All actions, claims, rights or interests constituting Trust Assets, are preserved and retained and may be enforced by the Liquidating Trustee as the representative of the Debtors' Estates pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code. The Liquidating Trustee will be a party-in-interest as to all matters over which the Bankruptcy Court has jurisdiction or retains jurisdiction under the Plan.

          6.4.2 AUTHORITY. Subject to any limitations contained in, or as otherwise provided by the Plan or the Liquidating Trust Agreement, the Liquidating Trustee shall have the following powers, authorities and duties, by way of illustration and not of limitation:

               a) to form the Platform Subsidiaries and hold the capital stock or other interests of the Platform Subsidiaries as part of the Trust Assets;

               b) to liquidate or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to liquidate any and all of the Trust Assets in accordance with the terms of the Liquidating Trust Agreement and the Plan;

               c) to manage, sell, transfer, assign or deal in any other manner with any of the Trust Assets in such manner not otherwise provided for herein as the Liquidating Trustee may deem advisable consistent with the terms of the Plan;

               d) to release, convey or assign or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to release, convey or assign any right, title or interest in or to the Trust Assets or any portion thereof; and to do or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to do all things necessary or appropriate to perform any obligations required to be performed by the Liquidating Trust under the terms of any agreement for the sale of any of the Trust Assets, including the execution and delivery of any deeds, assignments, bills of sale or other instruments of conveyance necessary or appropriate to transfer and convey such assets;

               e) to undertake any actions necessary or desirable to operate or conduct the affairs of the Debtors, the Non-Debtor
                    Affiliates, the Platform Subsidiaries or any other entity formed by the Debtors, the Non-Debtor Affiliates, the Platform Subsidiaries or the Liquidating Trust, including entering into contracts and other agreements and any other action necessary to preserve or enhance the liquidation value of the Trust Assets;

               f) to collect, receive, hold, manage, invest and distribute any and all money and other property of whatsoever kind or nature due or owing or belonging to the Liquidating Trust and to give full discharge and acquittance therefor;

               g) pending sale or other disposition or distribution, to retain or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to retain all or any Assets constituting part of the Trust Assets regardless of whether or not such Assets are, or may become, underproductive, unproductive or a wasting asset (the Liquidating Trustee shall be permitted to keep any part of the Trust Assets as may be in cash, or as may be converted into cash, uninvested for a reasonable period of time and the Liquidating Trustee shall not be chargeable with interest thereon);

               h) to form or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to form any entity, including a trust, and sell, transfer, convey or assign or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to sell, transfer, convey or assign all or any part of the Trust Assets, liabilities, profits or losses to such entity formed by any or all of the Liquidating Trustee, the Debtors, the Non-Debtor Affiliates or the Platform Subsidiaries and to convert the beneficial interest of the holders of Claims into beneficial interests, or any other interest, of such entity formed pursuant to the action or direction of the Liquidating Trustee;

               i) subject to the terms of the Plan, to retain and set aside funds out of the Trust Assets as the Liquidating Trustee shall deem necessary or appropriate to pay, or provide for the payment of: (i) the unpaid liabilities, debts or obligations of the Liquidating Trust, (ii) contingencies, and (iii) the expenses of administering the Trust Assets;

               j) to do and perform or to direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to do or perform any acts or things necessary or appropriate for the conservation and protection of the Trust Assets, including any acts or things necessary or appropriate to maintain Assets held by the Liquidating Trustee, the Debtors, the Non-Debtor Affiliates or the Platform Subsidiaries pending sale or other disposition thereof or distribution thereof to the Beneficiaries, and in connection therewith to employ brokers or other agents and to confer upon them such authority as the Liquidating Trustee may deem necessary or appropriate, and to pay reasonable compensation therefor;

               k) in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code, the Plan and the Liquidating Trust Agreement, to engage in, intervene in, prosecute, join, defend, compound, settle, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Plan, the Liquidating Trust, the Trust Assets or the Liquidating Trust's affairs, to enter into agreements relating to the foregoing, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof, all in the name of the Liquidating Trust if necessary or appropriate, and institute or continue actions which were or otherwise could have been brought by the Debtors or the Non-Debtor Affiliates, and prosecute or defend all litigation or appeals on behalf of the Debtors and Non-Debtor Affiliates and, when appropriate, settle such actions and claims; provided, however, that the Liquidating Trustee shall obtain Bankruptcy Court approval prior to any settlement of the Litigation Claims;

               l) in accordance with Section 1123(b)(3) of the Bankruptcy Code, to own and retain, and prosecute, enforce, compromise, settle, release, or otherwise dispose of, any and all claims, defenses, counterclaims, setoffs, and recoupments belonging to the Debtors, the Non-Debtor Affiliates or the Debtors' Estates; provided, however, that the Liquidating Trustee shall obtain Bankruptcy Court approval prior to any settlement of the Litigation Claims;

               m)   to assign its rights under the Plan;

               n) to file any and all documents and take any and all such other action as the Liquidating Trustee, in its sole judgment, may deem necessary in order that the Liquidating Trustee may lawfully carry out the purposes of the Liquidating Trust in any jurisdiction;

               o) to review all Claims in the Chapter 11 Cases and file or litigate objections to the allowance of Claims and seek to estimate them;

               p) to pay and discharge or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to pay and discharge any costs, expenses, professional fees or obligations deemed necessary to preserve or enhance the liquidation value of the Trust Assets, discharge duties under the Plan or perform the purpose of the Plan and the Liquidating Trust Agreement; payment of such fees and expenses will not require Bankruptcy Court approval;

               q) to open and maintain bank accounts and deposit funds, draw checks and make disbursements in accordance with the Plan and the Liquidating Trust Agreement;

               r) subject to Section 6.4.3, to select and engage such Persons, and select and engage such professional advisors, including, without limitation, the Liquidating Trustee's own law firm and/or any Professional previously retained by the Debtors or the Committees, in accordance with the terms of the Plan and the Liquidating Trust Agreement, as the Liquidating Trustee deems necessary and desirable to assist it in fulfilling its obligations under the Liquidating Trust Agreement and the Plan and pay the reasonable fees of such Persons and reimburse such Persons for their reasonable out-of-pocket costs and expenses. To the extent that the Liquidating Trustee is licensed and capable of doing so, the Liquidating Trustee may serve as its own attorney, accountant, and/or tax specialist in conjunction with any of the rights, powers, and duties of the Liquidating Trustee under the Plan;

               s)   to sue and be sued;

               t) to enforce, waive, assign or release rights, privileges or immunities of any kind;

               u) to vote any share or shares of stock or interests and otherwise exercise the rights appurtenant to ownership of such stock or interests;

               v) to in general, without in any manner limiting any of the foregoing, deal with the Trust Assets or any part or parts thereof in all other ways as would be lawful for any person owning the same to deal therewith, whether similar to or different from the ways herein specified, but in all events subject to and consistent with the terms of the Plan;

               w) to obtain and pay for insurance coverage relative to the proper performance of its duties under the Plan and the Liquidating Trust Agreement, and to indemnification for itself and others provided for in the Plan, and the Liquidating Trust Agreement;

               x) to establish and maintain any accounts, and establish such additional reserves, funds, and accounts out of the Trust Assets as may be necessary for carrying out the provisions of the Liquidating Trust Agreement which are consistent with the terms of the Plan;

               y) to oversee the dissolution and winding up of the Debtors in accordance with applicable law;

               z) as soon as is practicable, ask the Bankruptcy Court to enter the Final Decree;

               aa) to seek any relief from or resolution of any disputes by the Bankruptcy Court;

               bb) to appear and participate in any proceeding before the Bankruptcy Court with respect to any matter regarding or relating to the Plan, the Liquidating Trust or the Liquidating Trust Board;

               cc) to issue and authenticate any securities issued by the Trust;

               dd) to convert the Liquidating Trust from a trust into any other type of entity;

               ee) to merge or consolidate with or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to merge or consolidate with any entity, any of the Debtors, the Non-Debtor Affiliates, the Liquidating Trust or such entity to be the surviving or resulting entity;

               ff) to confer with the members of the Liquidating Trust Board regarding any potential action to be taken, or not taken, by the Liquidating Trustee;

               gg) to manage the trust department of the Debtors, to complete any probate court proceedings related to the Debtors, to transfer any assets held by the Debtors on behalf of any beneficiary to any trustees and to take any other actions which are ancillary to the winding up of the Debtors' businesses;

               hh) to review and object to any application for Professional Fees; and

               ii) without limitation, to do or direct the Debtors, the Non-Debtor Affiliates and the Platform Subsidiaries to do any and all things necessary to accomplish the purposes of the Plan and the Liquidating Trust Agreement.

     In addition, the Liquidating Trustee shall have the right to seek Bankruptcy Court approval of any action to be undertaken by the Liquidating Trust, and the Liquidating Trustee shall have the authority and powers provided under Section 363 of the Bankruptcy Code, including, without limitation, the power to sell any Trust Asset free and clear of any Liens.

          6.4.3 ACTIONS REQUIRING  LIQUIDATING TRUST BOARD APPROVAL.  Subject to
Section 6.4.4, the Liquidating Trustee shall not, without the approval of a majority of the members of the Liquidating Trust Board, (i) sell any assets of the Liquidating Trust for an amount greater than $3,000,000, (ii) adopt the annual budget of the Liquidating Trust, (iii) determine the amount of reserves and approve operating expenses in excess of the annual budget for the Liquidating Trust, (iv) create entities and transfer assets to or between such entities and the Platform Subsidiaries, (v) settle or pursue Litigation Claims,
(vi) appoint the members, directors, trustee(s) or officers of the Platform Subsidiaries or any other entity created by the Liquidating Trust, (vii) take any of the actions specified in paragraphs (k), (l), (o), (p), (dd) or (ee) of
Section 6.4.2, (viii) select and engage general corporate counsel for the Liquidating Trust, (ix) select and engage professional accounting firms to perform any audits with respect to the Liquidating Trust, (x) select and engage any financial advisors or investment bankers for the Liquidating Trust, or (xi) select and engage any other professional advisor if the fees of such professional advisor are expected to be in excess of $100,000 during any twelve month period.

          6.4.4 DISPUTE RESOLUTION. Any dispute between the Liquidating Trustee and the Liquidating Trust Board shall be resolved by the Bankruptcy Court. In the event of a dispute between the Liquidating Trustee and the Liquidating Trust Board, the Liquidating Trustee and the Liquidating Trust Board shall have the authority to retain separate counsel to represent such party in any proceeding before the Bankruptcy Court with the reasonable fees and expenses of such counsel to be advanced and reimbursed by the Liquidating Trust. A member of the Liquidating Trust Board (or the dissenting members of the Liquidating Trust Board which represent less than a majority of the Liquidating Trust Board) who dispute(s) any action taken by the Liquidating Trust Board or the Liquidating Trustee shall not have the right to challenge any decision of the Liquidating Trust Board at the Liquidating Trust's expense, retain counsel on behalf of the Liquidating Trust Board or have the fees and expenses of counsel retained by such member(s) to represent such member(s) advanced or reimbursed by the Liquidating Trust.

          6.4.5 REPORTING OF ASSET SALES. The Liquidating Trustee shall create a web site on which the Liquidating Trustee shall publish as soon as practicable information relating to any proposed sale of Trust Assets for an amount greater than $3,000,000, other than marketable securities which are traded on a nationally recognized securities exchange; provided, however, that if the Liquidating Trustee determines in his sole discretion that the publication of information relating to any proposed sale of a Trust Asset would reduce the value to be realized from the sale of such Trust Asset, the Liquidating Trustee shall not be obligated to publish information relating to the proposed sale of such Trust Asset.

          6.4.6 AUTHORITY WITH RESPECT TO AVOIDANCE ACTIONS AND LITIGATION CLAIMS. The Liquidating Trustee will not be required to seek the approval of the Liquidating Trust Board with respect to the settlement or pursuit of any Avoidance Action; provided, however, that if the amount in dispute is greater than $250,000, the Liquidating Trustee shall obtain Bankruptcy Court approval of the settlement or pursuit of such Avoidance Action. Moreover, the Liquidating Trust shall be required to obtain Bankruptcy Court approval with respect to the settlement of the Litigation Claims.

          6.4.7 COMPENSATION AND INDEMNIFICATION. The Liquidating Trust shall provide the Liquidating Trustee, the members of the Liquidating Trust Board and such other officers and directors of the Liquidating Trust and the Platform Subsidiaries with indemnification rights and liability insurance in accordance with the Liquidating Trust Agreement. The Liquidating Trustee, the members of the Liquidating Trust Board and the Disbursing Agent shall be compensated for their services in accordance with terms approved by the Bankruptcy Court as part of the Confirmation Hearing.

          6.4.8 LIMITED LIABILITY. The Liquidating Trustee shall not be liable for any act it may do or omit to do as the Liquidating Trustee while acting in good faith and in the exercise of its reasonable judgment, and the fact that such act or omission was advised by an authorized attorney for the Liquidating Trustee, shall be evidence of such good faith and reasonable judgment; nor shall the Liquidating Trustee be liable in any event, except to the extent determined to be the result of its own gross negligence or willful fraud or willful misconduct. The foregoing limitation on liability will apply equally to the agents and/or employees of the Liquidating Trustee acting on behalf of the Liquidating Trustee in the fulfillment of the Liquidating Trustee's duties under the Plan and the Liquidating Trust Agreement. Neither the Liquidating Trustee nor any of the holders of beneficial interests in the Liquidating Trust shall be personally liable with respect to any liabilities or obligations of the Trust or any liabilities or obligations relating to the Trust Assets, including, without limitation, those arising under the Liquidating Trust Agreement or with respect to the Liquidating Trust or the Trust Assets, and all persons dealing with the Liquidating Trust must look solely to the Trust Assets for the enforcement of any claims against the Liquidating Trust or the Trust Assets.

     6.5 LIQUIDATING TRUST BOARD. The Restructuring Committee and the Committees have selected five Persons to serve on the Liquidating Trust Board, subject to approval by the Bankruptcy Court as part of the Confirmation Hearing. A majority of the total number of members of the Liquidating Trust Board then in office shall constitute a quorum for the transaction of business at any meeting of the Liquidating Trust Board. The affirmative vote of a majority of the members of the Liquidating Trust Board present at a meeting at which a quorum is present shall be the act of the Liquidating Trust Board unless the Liquidating Trust Agreement or the Plan requires a greater percentage and except as otherwise required by law. The Liquidating Trust Board may appoint standing or temporary committees in accordance with the Liquidating Trust Agreement. The members of the Liquidating Trust Board shall be compensated for their services in accordance with terms approved by the Bankruptcy Court as part of the Confirmation Hearing. The Bankruptcy Court shall retain jurisdiction to remove any member of the Liquidating Trust Board.

          6.5.1 AUTHORITY. The Liquidating Trust Board shall have the authority and responsibility to oversee, review, and guide the activities and performance of the Liquidating Trustee and shall have the authority to remove the Liquidating Trustee for any reason, including "Cause" (as defined in the Liquidating Trust Agreement) which removal shall be effective upon approval by the Bankruptcy Court. In addition, the remaining members of the Liquidating Trust Board shall have the power to fill any vacancy created by the death, resignation or removal of a member of the Liquidating Trust Board or remove a member of the Liquidating Trust Board for "Cause" (as defined in the Liquidating Trust Agreement) which appointment or removal, as the case may be, shall be effective upon approval by the Bankruptcy Court. The Liquidating Trustee and/or the remaining members of the Liquidating Trust Board may nominate a Person to fill any vacancy created by the death, resignation or removal of a member of the Liquidating Trust Board, and such nomination shall be approved by a majority vote of the remaining members of the Liquidating Trust Board including the Liquidating Trustee and approved by the Bankruptcy Court.

          6.5.2 RETENTION OF PROFESSIONALS. The Liquidating Trust Board shall have the authority to select and engage such Persons, and select and engage such professional advisors, including, without limitation, any Professional previously retained by the Debtors or the Committees, in accordance with the terms of the Plan and the Liquidating Trust Agreement, as the Liquidating Trust Board deems necessary and desirable to assist the Liquidating Trust Board in fulfilling its obligations under the Liquidating Trust Agreement and the Plan, and the Liquidating Trust shall pay the reasonable fees of such Persons and reimburse such Persons for their reasonable out-of-pocket costs and expenses.

          6.5.3 APPOINTMENT OF LIQUIDATING TRUST BOARD. In the event of a vacancy in all of the positions of the Liquidating Trust Board due to the death or simultaneous resignation of all of the members of the Liquidating Trust
Board, then the Liquidating Trustee shall nominate five Persons to fill such vacancies, and such Persons shall be appointed, with such appointment to be effective upon approval of the Bankruptcy Court and a majority vote of the holders of the beneficial interests in the Liquidating Trust.

          6.5.4 LIMITED LIABILITY. Subject to any applicable law, a member of the Liquidating Trust Board will not be liable for any act he or she may do or omit to do as a member of the Liquidating Trust Board hereunder while acting in good faith and in the exercise of his or her reasonable judgment; nor will any member of the Liquidating Trust Board be liable in any event except for his or her own gross negligence, willful fraud or willful misconduct. The foregoing limitation on liability will apply equally to the agents, professionals, and/or employees of a member of the Liquidating Trust Board acting on behalf of the member of the Liquidating Trust Board in the fulfillment of the member's duties hereunder.

     6.6 AMENDMENTS TO LIQUIDATING TRUST AGREEMENT. The Liquidating Trust Agreement may be amended from time to time, without modifying the Plan, with the approval of the Liquidating Trustee and the Liquidating Trust Board, except that the Liquidating Trust Agreement shall not be amended to materially alter the priority of Claims or distribution scheme under the Plan. In addition, any amendment of the provisions of the Liquidating Trust Agreement relating to the governance of the Liquidating Trust or any other material amendment of the Liquidating Trust Agreement shall only be effective upon the approval of the Liquidating Trustee, the Liquidating Trust Board and the Bankruptcy Court.

     6.7 FORMATION OF PLATFORM SUBSIDIARIES. As of the Effective Date and without any further action by the stockholders or directors of FAS or the Debtors, the FAS certificate of incorporation and by-laws shall be amended and restated substantially in the forms of the Restated New Real Estate Subsidiary By-Laws and Restated New Real Estate Subsidiary Articles, which shall provide for, among other things, the authorization of all acts necessary to implement the Plan, including, without limitation, the issuance of all of its capital stock to the Liquidating Trust. As of the Effective Date and without any further action by the stockholders or directors of the Debtors, the New Asset

Subsidiary, LLC Operating Agreement and the New Asset Subsidiary, LLC Articles of Organization shall be executed and filed and the sole member of the New Asset Subsidiary, LLC shall be the Liquidating Trust.

     6.8 REPORTING STATUS. As a result of the nature of the Liquidating Trust, the beneficial interests to be issued in connection therewith and the number of holders of record thereof, the Liquidating Trust will be required to register as a reporting company under Section 12(g) the Exchange Act prior to 120 days after December 31, 2000. As a reporting company under the Exchange Act, the Liquidating Trust will be required to file periodic reports with the SEC, including financial statements audited in accordance with GAAP. Such reports and audited financial statements shall be made available to the holders of Investor Claims.

     6.9 SALE OF ASSETS. Following the Effective Date, the Liquidating Trust and the Platform Subsidiaries shall be entitled to manage and operate the Assets in a manner to maximize their value pending any orderly sale over time of such Assets. The Liquidating Trust and the Platform Subsidiaries shall seek to sell the Assets for the purpose of distributing the net proceeds thereof to those Creditors entitled thereto under the Plan. If the Liquidating Trustee concludes, in the exercise of reasonable business judgment, that it is appropriate to surrender or abandon to any Secured Creditor part or all of the balance of that Creditor's Collateral, in partial or complete satisfaction of the remaining Allowed Claims of that Secured Creditor, or to allow any Secured Creditor to enforce a Lien in accordance with applicable law, then the Liquidating Trustee may do so and the value of the Collateral so surrendered or with respect to which enforcement of Liens is permitted, shall be applied against the Creditors' Allowed Secured Claims. If the Liquidating Trust liquidates some or all of the Collateral for any Allowed Secured Claim, the Liquidating Trust shall promptly distribute the net sales proceeds of any such liquidation to the Secured Creditor with the senior-most Lien that secures an Allowed Claim that has not yet been fully satisfied. If allocation of the net sales proceeds among Secured Creditors is required, that allocation shall be made either by mutual agreement of all parties asserting a Lien against such net sale proceeds and the Liquidating Trust, or by Final Order of the Bankruptcy Court.

     6.10 GENERAL UNSECURED CLAIM RECOVERY SCHEDULE. The Debtors shall file the final General Unsecured Claim Recovery Schedule no later than 10 Business Days following the Bankruptcy Court's approval of the Disclosure Statement. Holders of Allowed General Unsecured Claims may object to the General Unsecured Claim Recovery Schedule, which objection shall be filed with the Bankruptcy Court and served on the Debtors' and the Committees' counsel no later than five Business Days after the Effective Date. The Bankruptcy Court shall resolve any disputes or objections to the General Unsecured Claim Recovery Schedule. If such dispute resolution does not occur prior to the Initial Distribution Date, the Liquidating Trust shall segregate any distributions of such disputing holder of an Allowed Claim in Class 5 in the Distribution Reserve as provided in the General Unsecured Claim Recovery Schedule which will not affect the distributions to holders of General Unsecured Claims in Class 5 who have not objected to the General Unsecured Claim Recovery Schedule.

     6.11 DISTRIBUTIONS; PROCEEDS FROM ASSET SALES; DE MINIMIS DISTRIBUTIONS. The Liquidating Trust shall make interim distributions of Net Distributable Cash, as applicable, from the sale of Assets to all Classes then entitled to such a distribution at least on a quarterly basis, commencing on the last Business Day of the first full quarter following the Effective Date. The Liquidating Trustee shall not be required to make any distribution, except on the Final Distribution Date, (i) to any holders of Claims if the aggregate amount of such distribution is less than $5,000,000 or (ii) to any holder of a Claim if the amount to be distributed is $5.00 or less. If a holder of a Claim does not receive a distribution due to the provisions of this paragraph on any Distribution Date, then the Claim (so long as it is an Allowed Claim) will remain eligible for distributions on any subsequent Distribution Date, subject to the provisions of this paragraph. In all events, the holders of Allowed Claims which have not received a distribution on any previous Distribution Dates because of this provision, will receive such distribution on the Final Distribution Date.

     6.12 DISTRIBUTIONS OF FUNDS FROM EXTERNAL SOURCES. Any funds received by the Liquidating Trust from external sources (e.g., funds received on account of restitution or class action proceedings) shall be distributed to the holders of Allowed Claims in the Class(es) and on the basis specified by the authorized Person who transfers such funds to the Liquidating Trust. The amount of such funds distributed to any holder of an Allowed Claim shall reduce such holder's Allowed Claim by the amount of the distribution received by such holder.

     6.13 SPECIAL DISTRIBUTION PROCEDURES FOR LITIGATION CLAIMS. The Liquidating Trust shall make distributions of the net recoveries (I.E., recoveries after taking into account Professional Fees and expenses including any reserves for future litigation expenses as determined, in good faith, by the Liquidating Trust) from the Litigation Claims, the Avoidance Actions and, if applicable, any D&O Policy in accordance with the Plan and the Liquidating Trust Agreement; provided that such distributions shall occur on or before the next Distribution Date after receipt of such net recoveries, in the sole discretion of the Liquidating Trustee. Any such net recoveries shall be segregated and not co-mingled with any other Cash of the Liquidating Trust.

     6.14 TERMINATION OF LIQUIDATING TRUST. Upon the distribution of all assets vested in the Liquidating Trust, including any recoveries from Litigation Claims, Avoidance Actions and any D&O Policy, and the preparation and filing of any tax returns, the Liquidating Trust shall be terminated, the Platform Subsidiaries dissolved, and the Liquidating Trustee and Liquidating Trust Board shall have no further responsibilities or duties.

     6.15 DISSOLUTION OF DEBTORS AND NON-DEBTOR AFFILIATES. The Debtors and Non-Debtor Affiliates shall cease to exist as separate legal entities as soon as practicable after the Effective Date, in accordance with the applicable law in the respective jurisdictions in which they are formed or incorporated. The Plan and the Confirmation Order shall effectuate such dissolution for the Debtors and Non-Debtor Affiliates without further action on the part of shareholders or directors, and the dissolution will be deemed to be effectuated and taken by unanimous action of all necessary parties. To the extent the Debtors and Non-Debtor Affiliates deem it necessary or appropriate they may take any steps that will facilitate such dissolution.

     6.16 RESTRUCTURING COMMITTEE; OFFICERS. The existing officers of the Debtors and Non-Debtor Affiliates as of the Effective Date and the Restructuring Committee shall cease to serve in their current capacities at 11:59 p.m. on the Effective Date. The members of the Restructuring Committee and other officers entitled to indemnification under the Restructuring Committee By-Laws shall be indemnified by the Liquidating Trust and the Platform Subsidiaries for all actions taken while acting in such capacities for the Debtors and the Non-Debtor Affiliates in accordance with the indemnification provisions of the Restructuring Committee By-Laws and applicable state law on account of services provided from the Petition Date through and including the Effective Date.

     6.17 INTERCOMPANY CLAIMS. All Intercompany Claims shall be discharged and extinguished as of the Effective Date of the Plan, pursuant to the Substantive Consolidation Motion.

     6.18 NO CORPORATE ACTION REQUIRED. As of the Effective Date: (a) the adoption of the New Asset Subsidiary, LLC Operating Agreement, New Asset Subsidiary, LLC Articles of Organization, the Restated New Real Estate Subsidiary By-Laws, the Restated New Real Estate Subsidiary Articles, the Liquidating Trust Agreement or similar constituent documents for the Liquidating Trust and the Platform Subsidiaries; (b) the initial selection of directors and officers for the Platform Subsidiaries and the appointment of the Liquidating

Trustee and the members of the Liquidating Trust Board; (c) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements related to or contemplated by the Plan; and (d) the other matters provided for under, or in furtherance of, the Plan involving corporate or partnership action required of the Debtors, the Non-Debtor Affiliates, the Liquidating Trust or the Platform Subsidiaries shall be deemed to have occurred and become effective as provided in the Plan, and shall be deemed authorized and approved in all respects without further order of the Bankruptcy Court or any further action by the stockholders, directors, or partners of the Debtors, the Non-Debtor Affiliates, the Liquidating Trust and the Platform Subsidiaries.

     6.19 TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED INVESTOR CLAIMS. The classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal, and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and (c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made in accordance with the Plan. As of the Effective Date, all contractual, legal, or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made in accordance with the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions under the Plan shall not be subject to payment to any beneficiaries of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by any beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, including, without limitation, the provisions of Sections 5.3.3, 5.3.4, 5.4.3, 5.4.4 and 6.19 of the Plan, constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal, and equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest, or any distribution to be made on account of an Allowed Claim or an Allowed Equity Interest. The entry of the Confirmation Order constitutes the Bankruptcy Court's approval of the compromise and settlement of all such claims and controversies, including the Preference Settlement Option, and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Non-Debtor Affiliates, and their respective property and holders of Claims and Equity Interests and is fair, equitable and reasonable.

     6.20 ADMINISTRATION PENDING EFFECTIVE DATE. Before the Effective Date, the Debtors shall continue to operate their businesses, subject to all applicable requirement of the Bankruptcy Code and the Bankruptcy Rules.

     6.21 DEBTOR-IN-POSSESSION FINANCING. Except as otherwise provided in the Plan or the loan and security documents evidencing any debtor-in-possession financing, all outstanding obligations related to any debtor-in-possession financing provided to the Debtors shall be paid in full or otherwise satisfied on or prior to the Effective Date.

              ARTICLE 7. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     7.1 ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The executory contracts and unexpired leases between the Debtors and any Person are dealt with as follows:

          7.1.1 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND ASSIGNMENT TO PLATFORM SUBSIDIARIES. All executory contracts and unexpired leases set forth in the motion to assume executory contracts filed by the Debtors with the Bankruptcy Court prior to the Confirmation Hearing that exist between the Debtors and any Person shall be assumed by the Debtors and assigned to the Platform Subsidiaries as of the Effective Date, EXCEPT FOR any executory contract or unexpired lease: (a) that has been rejected in accordance with an order of the Bankruptcy Court entered before the Confirmation Date; or (b) as to which a motion for approval of rejection of such executory contract or unexpired lease, if applicable, has been filed with the Bankruptcy Court before the Confirmation Date.

          7.1.2 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases that exist between the Debtors and any Person and are set forth in the motion to reject executory contracts and unexpired leases filed with the Bankruptcy Court prior to the Confirmation Hearing shall be deemed rejected as of the Effective Date, EXCEPT FOR any executory contract or unexpired lease that has been assumed or rejected in accordance with an order of the Bankruptcy Court entered before the Confirmation Date.

          7.1.3 APPROVAL OF ASSUMPTION, ASSIGNMENT, OR REJECTION. Entry of the Confirmation Order constitutes: (a) the approval under Section 365(a) of the Bankruptcy Code of the assumption and assignment of the executory contracts and unexpired leases assumed under the Plan or otherwise during the Chapter 11 Cases; and (b) the approval under Section 365(a) of the Bankruptcy Code of the rejection of the executory contracts and unexpired leases rejected under the Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained in this ARTICLE 7 to the contrary, the Debtors retain the right to add to, or delete from, the list of rejected executory contracts and unexpired leases any executory contract or unexpired lease that is initially an assumed executory contract or an assumed unexpired lease.

          7.1.4 CURE OF DEFAULTS. On the Effective Date or as soon thereafter as practicable, the Liquidating Trust or the Platform Subsidiaries, as applicable, shall Cure any defaults under any executory contract or unexpired lease assumed and assigned under this Plan in accordance with Section 365(b)(1) of the Bankruptcy Code.

          7.1.5 POST-PETITION DATE CONTRACTS AND LEASES. Executory contracts and unexpired leases entered into, and other obligations incurred, after the Petition Date by the Debtors, shall be performed by the Debtors, the Liquidating Trust, or the Platform Subsidiaries, as applicable, in the ordinary course of business.

          7.1.6 BAR DATE. All proofs of claims relating to Claims arising from the rejection of any executory contract or unexpired lease under the Plan shall be filed with the Bankruptcy Court no later than thirty days after the Confirmation Date. Any such Claim not filed within that time shall be forever barred. With respect to any executory contract or unexpired lease rejected by the Debtors before the Confirmation Date, the deadline for filing such Claims shall be as set forth in the Bar Date Order.

          7.1.7 INDEMNIFICATION OBLIGATIONS. Except with respect to the indemnification provisions contained in the Restructuring Committee By-Laws, any obligation of the Debtors to indemnify, reimburse, or limit the liability of any Person, including but not limited to, any Indemnification Obligation to any officer or director of the Debtors or any of the Non-Debtor Affiliates, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtors related to any acts or omissions occurring before the Petition
Date: (a) are rejected, canceled, and discharged under the Plan as of the Confirmation Date; and (b) any and all Claims resulting from such obligations are disallowed under Section 502(e) of the Bankruptcy Code. Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs or prejudices the rights of any Person covered by any applicable D&O Policy with respect to such policy or policies.

     7.2 RETIREE BENEFITS. Pursuant to Section 1114 of the Bankruptcy Code, payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period, the Debtors or the Liquidating Trust are contractually or legally obligated to provide such benefits, subject to any rights of the Debtors or the Liquidating Trust under applicable law.


       ARTICLE 8. CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

     If any impaired Class is determined to have rejected the Plan in accordance with Section 1126 of the Bankruptcy Code, the Debtors may use the provisions of
Section 1129(b) of the Bankruptcy Code to satisfy the requirements for Confirmation of the Plan.

         ARTICLE 9. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

     9.1 UNCERTIFICATED BENEFICIAL INTERESTS. The Liquidating Trust shall issue uncertificated beneficial interests in the Liquidating Trust to holders of Allowed Claims, entitling such holders of Allowed Claims to the distributions specified by the provisions of the Plan. Promptly following the Effective Date, the Liquidating Trustee shall provide to the custodian of an IRA of any holder of an Allowed Investor Claim who held any Investor Debt Security in such IRA, evidence of such holder's beneficial interest in the Liquidating Trust.


     9.2 SECTION 1145 EXEMPTION. In accordance with Section 1145 of the Bankruptcy Code, the issuance of the uncertificated beneficial interest in the Liquidating Trust in accordance with the Plan are exempt from the registration requirements of Section 5 of the Securities Act, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealer in such securities and is deemed to be a public offer of such securities.

                        ARTICLE 10. CONDITIONS PRECEDENT

     10.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan:

          10.1.1 FORM OF CONFIRMATION ORDER. The Confirmation Order has been entered in form and substance reasonably acceptable to the Debtors and the Committees. If the Debtors and the Committees are unable to reach an agreement with any party or with one another regarding the form and substance of the Confirmation Order, the Bankruptcy Court shall resolve all such disputes between the parties.

          10.1.2 SUBSTANCE OF CONFIRMATION ORDER. The Confirmation Order shall contain the following:

               (a) The provisions of the Confirmation Order are nonseverable and mutually dependent;

               (b)  The approval of the Substantive Consolidation Motion;

               (c) All executory contracts or unexpired leases assumed by the Debtors and assigned to the Platform Subsidiaries during the Chapter 11 Cases or under the Plan shall remain in full force and effect for the benefit of the Liquidating Trust and the Platform Subsidiaries notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

               (d) Except as expressly provided in this Plan, the Debtors are discharged as of the Confirmation Date from all Claims and any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code) that arose on or before the Confirmation Date, and the Debtors' liability in respect of such Claims and debts is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed and assigned, or rejected in the Chapter 11 Cases or under this Plan, or obligation of the Debtors incurred before the Confirmation Date, or from the Debtors' conduct before the
                    Confirmation  Date,  or  that  otherwise  arose  before  the
                    Confirmation Date including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date; and

               (e) The Confirmation Order, in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code, specifically appoints the Liquidating Trust as a representative and agent of the Debtors, the Debtors' Estates and the Consolidated Estate to prosecute, compromise, or abandon the Litigation Claims in accordance with the Plan and the Liquidating Trust Agreement.

          10.1.3 NON-OPT OUT CLASS ACTION. The Bankruptcy Court enters an order approving the settlement between the Debtors and the class representatives in the Non-Opt Out Class Action.

     10.2 CONDITIONS TO EFFECTIVENESS. The following are conditions precedent to the occurrence of the Effective Date:

          (a)  The Confirmation Date has occurred;

          (b) The Confirmation Order is a Final Order, EXCEPT THAT the Debtors and the Committees reserve the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal. Any dispute between or among the Committees and the Debtors regarding the right to cause the Effective Date to occur shall be resolved by the Bankruptcy Court;

          (c) No request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code has been made, or, if made, remains pending;

          (d) The Bankruptcy Court in the Confirmation Order has approved the retention of jurisdiction provisions in ARTICLE 14 of the Plan;

          (e)  All   documents   necessary   to   implement   the   transactions
               contemplated by this Plan are made in form and substance reasonably acceptable to the Debtors and the Committees;

          (f) The Liquidating Trust has sufficient Cash on the Effective Date to make required distributions to holders of Allowed Claims on the Initial Distribution Date; and

          (g) The Liquidating Trust and the Platform Subsidiaries receive all regulatory approvals, if any, which have become final and nonappealable or any period of objection by regulatory authorities has expired, as applicable, (except for the approval of the Securities and Exchange Commission with respect to the registration of the Liquidating Trust pursuant to Section 12(g) of the Exchange Act) and all other material approvals, permits, authorization, consents, licenses, and agreements from other third parties necessary or appropriate to permit the transactions contemplated by the Plan and any related agreements and to permit the Liquidating Trust and the Platform Subsidiaries to conduct their business after the Effective Date in a manner consistent with the orderly sale of the Assets over time (collectively, the

               "Approvals"). The Approvals must not contain any condition or restriction that materially impairs the Liquidating Trust's or the Platform Subsidiaries' ability to conduct their business in a manner consistent in all respects with the manner as proposed to be carried on under the Plan.

     10.3 WAIVER OF CONDITIONS. The conditions to Confirmation and the Effective Date may be waived in whole or in part by the Debtors and the Committees at any time without notice, an order of the Bankruptcy Court, or any further action other than proceeding to Confirmation and consummation of the Plan. Any dispute between or among the Committees and the Debtors regarding the waiver of a condition to Confirmation and the Effective Date shall be resolved by the Bankruptcy Court.

                ARTICLE 11. NON-ALLOWANCE OF PENALTIES AND FINES

     Except as expressly provided for in the Plan, no distribution shall be made under this Plan on account of, and no Allowed Claim (whether Secured, Unsecured, Investor Claim, Priority or Administrative) shall include, any fine, penalty, or exemplary or punitive damages relating to or arising from any default or breach by the Debtors, and any Claim on account of such fine, penalty, or exemplary or punitive damages shall be deemed to be disallowed, whether or not an objection is filed to such Claim.

              ARTICLE 12. TITLE TO PROPERTY; DISCHARGE; INJUNCTION

     12.1 TRANSFER OF ASSETS. Subject to the provisions of this Plan, the Liquidating Trust Agreement, the Confirmation Order and the Pleasant Point Sale Order, the Assets, the Litigation Claims, the Avoidance Actions and any applicable D&O Policy shall be transferred to the Liquidating Trust and the Platform Subsidiaries, as applicable, on the Effective Date. As of the Effective Date, all such property shall be free and clear of all liens, Claims, and Equity Interests, except as otherwise provided in this Plan.

     12.2 DISCHARGE. Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims including any interest accrued on General Unsecured Claims and Investor Claims from the Petition Date and the termination of all Equity Interests. Except as provided in the Plan or the Confirmation Order, confirmation: (a) discharges the Debtors, the Liquidating Trust and the Platform Subsidiaries from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of claim based on such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is Allowed under Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminates all Equity Interests and other rights of Equity Interests in the Debtors except as expressly provided in the Plan.

     12.3 INJUNCTION. Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest, or other right of an equity security holder that is terminated under the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts, liabilities, or terminated Equity Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Restructuring Committee, the Liquidating Trust, and the Platform Subsidiaries; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtors, the Restructuring Committee, the Liquidating Trust, and the Platform Subsidiaries, or their respective property; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Liquidating Trust, the Platform Subsidiaries, or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtors, the Liquidating Trust, the Platform Subsidiaries or their respective property; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Bankruptcy Code.

     12.4  EXCULPATION.  None of (i) the Debtors,  (ii) the  Liquidating  Trust,
(iii) the Platform Subsidiaries, (iv) the Restructuring Committee, (v) the acting General Counsel of the Debtors, (vi) the Committees, (vii) the
Liquidating Trustee, (viii) the Liquidating Trust Board, (ix) all of the respective professional advisors, attorneys, consultants, or agents of the Debtors, the Non-Debtor Affiliates and the parties identified in clauses (i) through (viii), and (x) all of the members or former members, agents, employees, representatives, financial advisors, attorneys, consultants, affiliates, successors or assigns of the parties identified in clauses (i) through (ix) (the parties in clauses (i) through (x) collectively, the "Exculpated Parties"), have or may incur any liability to any holder of a Claim or Equity Interest, including the holder of any Securities Claim or Investor Claim, or any other party in interest, or any of their respective members or former members, agents, employees, representatives, financial advisors, attorneys, consultants, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, preparation for the Chapter 11 Cases, any settlement related to the Chapter 11 Cases, the negotiation and execution of the Plan, the negotiation and pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, EXCEPT FOR their acts or omissions constituting willful misconduct, as finally determined by a court of competent jurisdiction and in all respects are entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan or in the context of the Chapter 11 Cases. No holder of a Claim, Equity Interest, Investor Claim, or Securities Claim, or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, have any right of action against the Exculpated Parties for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, EXCEPT FOR their acts or omissions constituting willful misconduct as finally determined by a court of competent jurisdiction. Nothing set forth in this Section 12.4 shall preclude or otherwise impair the rights of the SEC to administer and enforce the United States Federal securities laws. In addition, no former officer, director, employee, agent or insider of the Debtors or the Non-Debtor Affiliates is hereby released from liability for any of their actions or omissions prior to the Petition Date, except to the extent set forth above in this Section 12.4.

     12.5 INDEMNIFICATION. From and after the Effective Date, the Liquidating Trust will indemnify and hold harmless (i) the Restructuring Committee, (ii) the acting General Counsel of the Debtors, (iii) the Committees, (iv) the Liquidating Trustee, (v) the Liquidating Trust Board, (vi) all of the respective professional advisors, attorneys, consultants, or agents of the Debtors, the Non-Debtor Affiliates and the parties identified in clauses (i) through (v), and
(vii) all of the members or former members, agents, employees, representatives, financial advisors, attorneys, consultants, affiliates, successors or assigns of the parties identified in clauses (i) through (vi) (the parties in clauses (i) through (vii) collectively, the "Indemnified Parties") from against any and all liabilities (fixed or contingent), obligations, losses, claims, actions, suits, costs, damages, expenses (including legal fees and expenses), disbursements, amounts paid in settlement, judgments, fines of any kind and nature whatsoever (each, an "Indemnity Claim") which may at any time be made, assessed, imposed on, asserted against or otherwise incurred by any Indemnified Party in connection with, relating to, or arising out of, the Chapter 11 Cases, preparation for the Chapter 11 Cases, any settlement related to the Chapter 11 Cases, the negotiation and execution of the Plan, the negotiation and pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, EXCEPT FOR such Indemnified Party's acts or omissions constituting willful misconduct, as finally determined by a court of competent jurisdiction. In each instance where there is an Indemnity Claim or potential Indemnity Claim for which any Indemnified Party is or may be entitled to seek indemnification, the Indemnified Party must notify the Liquidating Trustee in writing of such

Indemnity Claim and shall furnish to the Liquidating Trustee copies of all notices, service of process, pleadings and other pertinent written communications from the party asserting such Indemnity Claim. The Liquidating Trust will promptly advance any legal fees and expenses incurred by an Indemnified Party and reimburse any Indemnity Claim. If an Indemnified Party's actions or omissions are found to constitute willful misconduct, as finally determined by a court of competent jurisdiction, any funds transferred by the Liquidating Trust to such Indemnified Party in connection with the related Indemnity Claim shall be promptly reimbursed. Any Indemnified Party may in its sole discretion retain its choice of legal counsel in connection with any Indemnity Claim. No former officer, director, employee, agent or insider of the Debtors or the Non-Debtor Affiliates is hereby indemnified for any of their actions or omissions prior to the Petition Date, except to the extent set forth above in this Section 12.5.


         ARTICLE 13. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
                              UNLIQUIDATED CLAIMS

     13.1 OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS. As soon as practicable, but in no event later than 180 days after the Effective Date, the Liquidating Trust shall file objections to Claims with the Bankruptcy Court, including objections to Claims filed by any potentially responsible third party, and serve such objections upon the holders of each of the Claims to which objections are made. The Bankruptcy Court may extend the foregoing deadline.

     13.2 NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

     13.3 DISTRIBUTION RESERVE. The Liquidating Trust shall exclude the Distribution Reserve from Net Distributable Cash. As to any Disputed Claim, upon a request for estimation by the Liquidating Trust, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Distribution Reserve. The Liquidating Trust may request estimation for every Disputed Claim that is unliquidated and the Liquidating Trust shall withhold the Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If the Liquidating Trust elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Liquidating Trust shall withhold the Distribution Reserve based upon the face amount of such Claim. Nothing in the Plan shall be deemed to entitle the holder of a Disputed Claim to post-petition interest on such Claim, and such holder shall not be entitled to any such interest. The Liquidating Trust shall invest any Cash that is withheld as the Distribution Reserve in accordance with the Liquidating Trust Agreement.

     13.4 DISTRIBUTIONS AFTER ALLOWANCE. The Liquidating Trust shall make payments and distributions from the Distribution Reserve to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the Class of Claims to which such holder belongs. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Liquidating Trust shall distribute to the holder of such Claim any Cash or other property in the Distribution Reserve that would have been distributed on the Initial Distribution Date had such Allowed Claim been allowed on the Initial Distribution Date.

                     ARTICLE 14. RETENTION OF JURISDICTION

     14.1 JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court retains such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible including, without limitation, jurisdiction to:

          14.1.1 Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

          14.1.2 Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or the Plan;

          14.1.3 Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors is a party and to hear, determine and, if necessary, liquidate, any Claims arising from, or cure amounts related to, such assumption or rejection;

          14.1.4 Ensure that distributions to holders of Allowed Claims are accomplished in accordance with the Plan;

          14.1.5 Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications or motions involving the Debtors that may be pending on the Effective Date;

          14.1.6 Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement, except as otherwise provided in the Plan;

          14.1.7 Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

          14.1.8  Modify  the Plan  before or after  the  Effective  Date  under
Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Disclosure Statement Summary or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Disclosure Statement Summary; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Disclosure Statement Summary, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Disclosure Statement Summary, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

          14.1.9 Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided in the Plan;

          14.1.10  Enter  and   implement   such  orders  as  are  necessary  or
appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

          14.1.11 Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Disclosure Statement Summary, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, the Disclosure Statement Summary or the Confirmation Order except as otherwise provided in the Plan;

          14.1.12 Enter an order closing the Chapter 11 Cases which provides for retention of jurisdiction in the Bankruptcy Court for purposes of Sections 12.4 and 12.5;

          14.1.13 Adjudicate, if applicable, the Avoidance Actions, the Litigation Claims (including those to be initiated and prosecuted by the Liquidating Trust as the representative of the Debtors' Estates under Section 1123(b)(3)(B) of the Bankruptcy Code), and any other cause of action or claims of the Debtors and Non-Debtor Affiliates;

          14.1.14 Adjudicate or otherwise resolve any disputes relating to the General Unsecured Claim Recovery Schedule as provided in the Plan;

          14.1.15 Replace, approve or deny the replacement of, as applicable, the Liquidating Trustee or any member of the Liquidating Trust Board in accordance with the Plan and the Liquidating Trust Agreement; provided, however, that if the Liquidating Trust Board removes the Liquidating Trustee for any reason other than for "Cause" (as defined in the Liquidating Trust Agreement), the Bankruptcy Court may only confirm the removal of the Liquidating Trustee and may not make a determination that the removal of the Liquidating Trustee is for "Cause" (as defined in the Liquidating Trust Agreement);

          14.1.16 Approve sales of assets, which will include an opportunity for soliciting and accepting higher and better offers;

          14.1.17 Approve settlements of any litigation; and

          14.1.18 Adjudicate any disputes between the Liquidating Trustee and the Liquidating Trust Board.

                  ARTICLE 15. AMENDMENT AND WITHDRAWAL OF PLAN

     15.1 AMENDMENT OF THE PLAN. At any time before the Confirmation Date, the Debtors and the Committees may alter, amend, or modify the Plan under Section 1127(a) of the Bankruptcy Code. Any dispute between or among the Committees and the Debtors regarding the alteration, amendment or modification of the Plan shall be resolved by the Bankruptcy Court. After the Confirmation Date and before substantial consummation of the Plan as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Liquidating Trust Agreement, the Disclosure Statement, the Disclosure Statement Summary, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, PROVIDED, HOWEVER, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or applicable order of the Bankruptcy Court.

     15.2 REVOCATION OR WITHDRAWAL OF THE PLAN. The Debtors and the Committees reserve the right to revoke or withdraw this Plan at any time before the Confirmation Date. Any dispute between or among the Committees and the Debtors regarding the revocation or withdrawal of the Plan shall be resolved by the Bankruptcy Court. If the Plan is withdrawn or revoked, then the Plan shall be deemed null and void and nothing contained in the Plan shall be deemed a waiver of any Claims by or against the Debtors or any other Person in any further proceedings involving the Debtors or an admission of any sort, and this Plan and any transaction contemplated by this Plan shall not be admitted into evidence in any proceeding.

                           ARTICLE 16. MISCELLANEOUS

     16.1 FILING OF OBJECTIONS TO CLAIMS. After the Effective Date, objections to Administrative Claims and all other Claims may be made and objections to Administrative Claims and Claims made before the Effective Date may be pursued by the Liquidating Trust or any other Person properly entitled to do so after notice to the Liquidating Trust and approval by the Bankruptcy Court. Any objections to Administrative Claims and Claims made after the Effective Date shall be filed and served on the holders of such Administrative Claims and Claims not later than 180 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

     16.2 SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE. Except as otherwise provided in the Plan, from and after the Effective Date, the Liquidating Trust may litigate to Final Order, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims, Disputed Equity Interests, Litigation Claims or Avoidance Actions and the Liquidating Trust may settle or compromise any Disputed Claim, Disputed Equity Interest, or Litigation Claim without notice and a hearing and without approval of the Bankruptcy Court.

     16.3 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING. The Debtors and the Non-Debtor Affiliates shall be authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, and any securities issued in accordance with the Plan. All transactions required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously.

     16.4 EXEMPTION FROM TRANSFER TAXES. In accordance with Section 1146(c) of the Bankruptcy Code: (a) the issuance, distribution, transfer, or exchange of the property of the Debtors' Estates, including the transfer and assignment of Assets to the Platform Subsidiaries and the assignment of Litigation Claims, Avoidance Actions and any D&O Policy to the Liquidating Trust; (b) the creation, modification, consolidation, or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or connection with, this Plan or the Confirmation Order; (c) the making, assignment, modification, or recording of any lease or sublease; or (d) the making, delivery, or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, the Confirmation Order, or any transaction contemplated above, or any transactions arising out of, contemplated by, or in any way related to, the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state or local government officials or agents shall be directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

     16.5 BINDING EFFECT. The Plan shall be binding on, and shall inure to the benefit of, the Debtors, the Non-Debtor Affiliates, the Liquidating Trust, the Platform Subsidiaries and the holders of all Claims and Equity Interests, including the holders of Investor Claims and Securities Claims, and their respective successors and assigns.

     16.6 GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any document implementing the Plan, the rights, duties and obligations of the Debtors, the Non-Debtor Affiliates and any other Person arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Arizona, without giving effect to Arizona's choice of law provisions.

     16.7 MODIFICATION OF PAYMENT TERMS. The Liquidating Trust shall have the right to modify the treatment of any Allowed Claim or Equity Interest in any manner adverse only to the holder of such Claim at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim treatment is being adversely affected.

     16.8 SETOFFS. The Debtors, the Non-Debtor Affiliates, the Liquidating Trust and the Platform Subsidiaries may, but are not required to, set off or recoup against any Claim and the payments or other distributions to be made under the Plan in respect of such Claim, claims of any nature whatsoever that arose before the Petition Date that the Debtors may have against the holder of such Claim to the extent such Claims may be set off or recouped under applicable law, but neither the failure to do so nor the Allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Non-Debtor Affiliates, the Liquidating Trust and the Platform Subsidiaries of any such claim that it may have against such holder.

     16.9 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery; (c) reputable overnight courier service, freight prepaid; or (d) by fax; addressed as follows:

         The Debtors:      BAPTIST FOUNDATION OF ARIZONA
                           1313 East Osborn Road, Suite 250
                           Phoenix, Arizona  85014
                           Telephone: (602) 222-3637
                           Attn:   Mark A. Roberts
                                   Acting Chief Financial Officer

         With a copy to:   SQUIRE, SANDERS & DEMPSEY L.L.P.
                           40 North Central Avenue, Suite 2700
                           Phoenix, Arizona 85004
                           Telephone: (602) 528-4000
                           Facsimile: (602) 253-8129
                           Attn:   Craig D. Hansen, Esq.
                           E-mail: Chansen@ssd.com

         With a copy to:   GREENBERG TRAURIG LLP
                           One East Camelback Road, Suite 1100
                           Phoenix, Arizona 85012
                           Telephone: (602) 263-2300
                           Facsimile: (602) 263-2350
                           Attn:   Charles R. Sterbach, Esq.
                           E-mail: sterbachc@gtlaw.com

         With a copy to:   HENDRICKSON & ASSOCIATES
                           4411 South Rural Road, Suite 201
                           Tempe, Arizona 85282
                           Telephone: (480) 345-7500
                           Facsimile: (480) 345-6406
                           Attn:   Brian Hendrickson, Esq.
                           E-mail: Hendricksonlaw@msn.com

         Collateralized Investors' Committee:
                           COLLATERALIZED INVESTORS' COMMITTEE
                           Paul Carlson, Chairman
                           C/O BAKER & MCKENZIE
                           101 West Broadway, 12th Floor
                           San Diego, California 92101
                           Telephone: (619) 236-1441
                           Facsimile: (619) 236-0429
                           Attn:   Ali M. M. Mojdehi, Esq.
                           E-mail: ali.m.m.mojdehi@bakernet.com

         With a copy to:   BAKER & MCKENZIE
                           101 West Broadway, 12th Floor
                           San Diego, California 92101
                           Telephone: (619) 236-1441
                           Facsimile: (619) 236-0429
                           Attn:   Ali M. M. Mojdehi, Esq.
                           E-mail: ali.m.m.mojdehi@bakernet.com

         Unsecured Creditors' Committee:
                           UNSECURED CREDITORS' COMMITTEE
                           Stephen L. Culp, Co-Chairman
                           C/O FENNEMORE CRAIG
                           3003 North Central Avenue, Suite 2600
                           Phoenix, Arizona 85012
                           Telephone: (602) 916-5000
                           Facsimile: (602) 916-5999
                           Attn:   Cathy Reece, Esq.
                           E-mail: Creece@fclaw.com

         With a copy to:   FENNEMORE CRAIG
                           3003 North Central Avenue, Suite 2600
                           Phoenix, Arizona 85012
                           Telephone: (602) 916-5000
                           Facsimile: (602) 916-5999
                           Attn:   Cathy Reece, Esq.
                           E-mail: Creece@fclaw.com

         U.S. Trustee:     OFFICE OF THE UNITED STATES TRUSTEE
                           2929 North Central Avenue, Suite 700
                           Phoenix, Arizona 85012
                           Telephone: (602) 640-2100
                           Facsimile: (602) 640-2217
                           Attn:   Richard Cuellar, Esq.
                                   Elizabeth Amorosi, Esq.

         Consultant:       CLIFTON R. JESSUP, JR., ESQ.
                           C/O PATTON BOGGS LLP
                           2001 Ross Avenue, Suite 3000
                           Dallas, Texas 75201
                           Telephone: (214) 758-1500
                           Facsimile: (214) 758-1550
                           E-mail: cjessup@pattonboggs.com

     16.10 DELIVERY OF NOTICES. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted in accordance with this Plan, such communication shall be deemed delivered at 12:00 p.m. at the point of arrival on the Business Day following transmission; if sent by overnight courier in accordance with this Plan, such communication shall be deemed delivered within twenty-four hours of deposit with such courier or noon of the first Business Day following such deposit, whichever first occurs; and if sent by U.S. Mail in accordance with this Plan, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service; or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Plan may change its address for the purposes of this Plan by giving notice of such change in accordance with this section.

     16.11 TERMINATION OF STATUTORY COMMITTEES. Any statutory committee or committees appointed in the Chapter 11 Cases terminate without further order of the Bankruptcy Court, on the Effective Date and thereafter shall have no further responsibilities in respect of the Chapter 11 Cases, except with respect to preparation of filing of final applications for compensation and reimbursement of expenses.

     16.12 SEVERABILITY. If any provision of this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, if this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, or if this Plan cannot be Confirmed under Section 1129 of the Bankruptcy Code, the Bankruptcy Court, at the Debtors' and the Committees' request (with any dispute between or among the Debtors and the Committees to be resolved by the Bankruptcy Court), shall retain the power to alter and interpret such term to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregone, is valid and enforceable in accordance with its terms.

     16.13 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments and securities issued in connection with the Plan, the Debtors and the Liquidating Trust, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions under the Plan remain subject to any such withholding and reporting requirements. The Debtors and the Liquidating Trust, as the case may be, shall be authorized to take all actions necessary to comply with such withholding and recording requirements. Notwithstanding any other provision of this Plan, each holder of an Allowed Claim that has received a distribution, shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such distribution.

     16.14 QUARTERLY FEES TO THE UNITED STATES TRUSTEE. The Liquidating Trust shall pay all quarterly fees payable to the Office of the United States Trustee for the single consolidated case involving the Liquidating Trust (after taking into effect the substantive consolidation implemented pursuant to the Plan), after the Effective Date, consistent with applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and 28 U.S.C. ss. 1930(a)(6). A final decree shall be entered as soon as practicable after distributions have commenced under the Plan.

     16.15 AMENDMENTS TO EXHIBITS. At any time prior to the commencement of the hearing on Confirmation of the Plan, the Debtors and the Committees may make modifications to the Exhibits to the Plan without modifying the Plan, provided that such modifications do not materially alter the distribution provisions and the recoveries of Creditors pursuant to the Plan. Any dispute between or among the Committees and the Debtors regarding the modification of the Exhibits to the Plan shall be resolved by the Bankruptcy Court.

     16.16 METHOD OF PAYMENT. Payments of Cash required to be made under the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank at the election of the Person making such payment. Whenever any payment or distribution to be made under the Plan is due on a day other than a Business Day, such payment or distribution may instead be made, without interest, on the immediately following Business Day.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

Respectfully submitted,

BAPTIST FOUNDATION OF ARIZONA, in its                          OFFICIAL COLLATERALIZED INVESTORS' COMMITTEE
own capacity and on behalf of all of the Debtors


By: /s/ Jock Patton                                            By: /s/ Paul D. Carlson
    ------------------------------------------------               ------------------------------------------------
    Jock Patton                                                    Paul D. Carlson
Its: Chairman of the Restructuring Committee                   Its: Chairman


SQUIRE, SANDERS & DEMPSEY L.L.P.                               BAKER & MCKENZIE

By: /s/ Craig D. Hansen                                        By: /s/ Ali M. M. Mojdehi
    ------------------------------------------------               ------------------------------------------------
    Craig D. Hansen, one of the attorneys for the                  Ali M. M. Mojdehi, one of the attorneys for the
    BAPTIST FOUNDATION OF ARIZONA, et al., Debtors                 OFFICIAL COLLATERALIZED INVESTORS' COMMITTEE


GREENBERG TRAURIG LLP                                          OFFICIAL JOINT COMMITTEE OF UNSECURED CREDITORS

By: /s/ Charles R. Sterbach                                    By: /s/ Stephen L. Culp
    ------------------------------------------------               ------------------------------------------------
    Charles R. Sterbach, one of the attorneys for                  Stephen L. Culp
    ARIZONA SOUTHERN NEW CHURCH VENTURES, INC.,                Its: Co-Chairman
    et al., Debtors

HENDRICKSON & ASSOCIATES                                       FENNEMORE CRAIG

By: /s/ Brian W. Hendrickson                                   By: /s/ Cathy L. Reece
    ------------------------------------------------               ------------------------------------------------
    Brian  W. Hendrickson, attorneys for A.L.O., INC.,             Cathy L. Reece, one of the attorneys for the
    E.V.I.G., INC., et al., Debtors                                OFFICIAL JOINT COMMITTEE OF UNSECURED CREDITORS

Dated: Phoenix, Arizona
       September 25, 2000

                                EXHIBIT 1 TO THE
                    JOINT LIQUIDATING PLAN OF REORGANIZATION


                              CHAPTER 11 AFFILIATES


                          BAPTIST FOUNDATION OF ARIZONA
                          -----------------------------

Foundation Pool Management.             The Inn at Tonopah, Inc.
Foundation Asset Management, Inc.       Foundation Surprise Center, Inc.
The Foundation Companies, Inc.          Foundation Marina Enterprises, Inc.
Foundation Administrative               Foundation Property Investors, Inc.
 Services, Inc.                         Foundation Insurance Co., Ltd. (Cayman)
Christian Investment Services, Inc.     Foundation Leasing Corporation
Foundation Holdings, Inc.               Foundation Cobblestone Corporation
Foundation Capital Management, Inc.     Foundation Southwest Land Exchange, Inc.
Foundation Mortgage Corporation         Foundation Ponderosa Trails Corporation
Baptist Foundation Credit Corporation   Foundation Hidden Springs, Inc.
Foundation Investment Advisors, Inc.    Foundation King Island, Inc.
Summit Asset Management Corporation     Foundation Development Alabama, Inc.
Foundation Consulting, Inc.             Sunset Point Developer, L.L.C.
The Park at Juniper Ridge, Inc.         Foundation Alabama Investors, Inc.
Foundation Investments, Inc.            Southwinds Marina, L.L.C.
Ministry Resource Corporation           Guam Holding Corporation
BFCC I, Inc.                            Foundation Haulover, Inc.
Foundation Southwinds, Inc.             TC Villages, LLC
Tega Cay Communities, LLC.
Tega Cay Club, LLC

               ARIZONA SOUTHERN BAPTIST NEW CHURCH VENTURES, INC.
               --------------------------------------------------

CFP Properties, Inc.                    New Church Ventures Credit Corporation
Christian Financial Partners, Inc.      Venture Media Services, Inc.
Christian Asset Management, Inc.        MCF Corporation
Valley Asset Management, Inc.           MCF Housing Development, Inc.
New Church Ventures Properties, Inc.    ASC San Antonio Ventures, I


                                 E.V.I.G., INC.
                                 --------------

H & S Capital Investment, Inc.          Santa Fe Trail Ranch II, Inc.
Micronesian Leasehold Corporation

                                  A.L.O., INC.

S.C.S.C., Inc.                          American Homebuyers, Inc.
Arizona Retail Shopping Centers, Inc.   Desert Holdings, Inc.
First Mortgage Acceptance Corporation   Wesco Realty Corporation
Albuquerque Garage, Inc.                West Phoenix Estates, Inc.
Albuquerque Tower, Inc.                 Reliable Investments, Inc.
Select Trading Group, Inc.              Saddle Mountain RV Park, Inc.
Northwood Park Alabama, Inc.            Equity Capital Investors, Inc.
First Acceptance Corporation            Desert Sky Ranches, Inc.
HFD, Inc.                               Polyproperties, Inc.
ALO Pleasant Point, Inc.                West Valley Ranches, Inc.
Leeward Holdings, Inc.                  La Paz Capital Investment, Inc.
Valley Real Estate Opportunities, Inc.  Port Perry Marketing Corp.
FMC Holding Corp.                       Theatre Leasing, Inc.
Still Waters Land Company, Inc.         New Mexico Parking Corp.
Sunset Point Developer L.L.C.           Polyproperties (Guam), Inc.
Still Waters Development Company, L.P.  Showlow Country Club
Still Waters Management Company, Inc.   Barrigada Equities, Inc.
Ironwood Apartments, Inc.               Tamunig Capital Investment, Inc.
Marine Drive Capital Investment, Inc.   Northwood Park, Inc.
Sun Bar Headquarters Ranch, Inc.        Pleasant Point, LLC
NMK, Inc.                               Foundation Still Waters, Inc.

                                EXHIBIT 2 TO THE
                    JOINT LIQUIDATING PLAN OF REORGANIZATION


                          LIST OF NON-DEBTOR AFFILIATES


                          BAPTIST FOUNDATION OF ARIZONA
                              NON-DEBTOR AFFILIATES


North Flag, LLC                         Whitehall, LLC
Woodlands North Flag, LLC.              OpCom, Inc.
Quality Copy Service, Inc.              Foundation Airfield, LLC
TFCI Chaparral Pines, Inc.              Chaparral Pines Investors, LLC
Cornerstone Fund I, LLC.                Newland TFC, LLC
Multi-Family USA Holding, LLC           Foundation NewCal, Inc.
Sovereign Property Group, LLC           Coyote Lakes Joint Venture
Foundation Realty, Inc.                 Dutch Island, LLC


                  ARIZONA SOUTHERN BAPTIST NEW CHURCH VENTURES
                              NON-DEBTOR AFFILIATES

New Church Ventures Finance             Juniper Ridge Marketing, Inc.
 Corporation (dissolved)
New Church Ventures Management          Micronesian Leasehold Corporation (Guam)
 Corporation (dissolved)
Bonds Alarm Company, Inc.               F & F Capital Investments, Inc.
Ventures Fund I, LLC

                                  A.L.O., INC.
                              NON-DEBTOR AFFILIATES

Kilohana Waikoloa, LLC

                                EXHIBIT 3 TO THE
                    JOINT LIQUIDATING PLAN OF REORGANIZATION



                           LIQUIDATING TRUST AGREEMENT



                                   [ATTACHED]

                                EXHIBIT 4 TO THE
                    JOINT LIQUIDATING PLAN OF REORGANIZATION

                              LITIGATION CLAIMS(1)
                          (EXCLUDING AVOIDANCE ACTIONS)

            EXPRESSLY SUBJECT TO SECTION 6.3 OF THE LIQUIDATING PLAN

SUPERIOR COURT OF ARIZONA IN MARICOPA COUNTY

     BAPTIST FOUNDATION OF ARIZONA V. ARTHUR ANDERSEN LLP,
      Case No. CV2000-015849

BANKRUPTCY COURT ADVERSARY PROCEEDINGS

     BAPTIST FOUNDATION OF ARIZONA, INC., ET AL V. L. DWAIN HOOVER, ET AL, Adv.
      No. 00-00104-GBN
     BAPTIST FOUNDATION OF ARIZONA, INC. ET AL V. HAROLD FRIEND ET AL, Adv.
      No. 00-00113-GBN
     BAPTIST FOUNDATION OF ARIZONA, INC. V. WESTREC SOUTHWINDS, INC., Adv.
      No. 00-00231-GBN
     ADVENT FINANCIAL SERVICES,  L.L.C DBA ADVENT MORTGAGE & FINANCIAL SERVICES
      V. THE FOUNDATION  COMPANIES, INC. ET AL, Adv. No. 00-00233-GBN
     BFCC I, INC. V. TEGA CAY PROPERTIES, LLC, Adv. No. 00-00357-GBN
     BAPTIST FOUNDATION OF ARIZONA, INC., ET AL V. PAUL D. CARLSON ET AL, Adv.
      No. 00-00420-GBN

FORMER OFFICERS AND DIRECTORS OF THE DEBTORS, INCLUDING BUT NOT LIMITED TO:

     William P. Crotts
     Thomas Grabinski
     Donald Deardoff

FORMER PROFESSIONALS HIRED BY THE DEBTORS, INCLUDING BUT NOT LIMITED TO:

     Jennings, Strouss & Salmon, P.L.C.
     Arthur Andersen LLP
     Gaughn Nahom, P.L.C.
     Rolfes Financial Services
     California Management Institute

ARIZONA SOUTHERN BAPTIST CONVENTION

PERSONS AGAINST WHOM THE DEBTORS MAY HAVE CLAIMS THAT ARE NOT SPECIFICALLY REFERENCED ABOVE:

     Harold Friend
     L. Dwain Hoover
     Glen E. Crotts
     W. James Cullumber
     Jalma Hunsinger
     Edgar Alan Kuhn
     David Swartz
     James Cook

----------
(1) See the definition of "Litigation Claims" contained in Section 1.81 of the Liquidating Plan.

                                EXHIBIT 5 TO THE
                    JOINT LIQUIDATING PLAN OF REORGANIZATION

                        LIST OF COLLATERALIZED SECURITIES


 DATE      ENTITY               PRODUCT NAME                      COLLATERALIZED
 ----      ------               ------------                      --------------

12/22/86    BFA     Mortgage Backed Notes (pre-circular)          Collateralized
                    (amended 2/1/90 and 4/15/92)
9/1/92      BFA     Mortgage Backed Notes - Series A              Collateralized
9/1/92      BFA     Easy Access Investment Agreements             Collateralized
5/10/93     BFA     Easy Access Investment Agreements             Collateralized
9/1/93      BFA     Mortgage Backed Notes - Series B              Collateralized
5/1/94      BFA     Easy Access Investment Agreements             Collateralized
9/1/94      BFA     Mortgage Backed Notes - Series C              Collateralized
11/1/94     BFA     Peak Performance Collateral Notes             Collateralized
6/1/95      BFA     Easy Access Investment Agreements             Collateralized
9/1/95      BFA     Mortgage Backed Notes - Series D              Collateralized
11/1/95     BFA     Peak Performance Collateral Notes - Series B  Collateralized
6/1/96      BFA     Easy Access Investment Agreements             Collateralized
8/1/96      BFA     Maximum Value Performance Notes               Collateralized
9/1/96      BFA     Mortgage Backed Notes - Series E              Collateralized
6/1/97      BFA     Easy Access Investment Agreements             Collateralized
8/1/97      BFA     Maximum Value Performance Notes - Series B    Collateralized
12/11/96    CFPI    Maximum Value Performance Notes - Series A    Collateralized
12/11/96    CFPI    Mortgage Backed Notes - Series A              Collateralized
12/11/96    CFPI    Investment Agreements - Series A              Collateralized
12/11/96    CFPI    18-month Investment Agreements - Series A     Collateralized
9/1/92      NCV     Mortgage Backed Notes (pre-circular)          Collateralized
3/1/93      NCV     18-month Investment Agreements                Collateralized
9/1/93      NCV     Mortgage Backed Notes - Series B              Collateralized
9/1/93      NCV     Investment Agreements                         Collateralized
3/1/94      NCV     18-month Investment Agreements                Collateralized
9/1/94      NCV     Investment Agreements                         Collateralized
9/1/94      NCV     Mortgage Backed Notes - Series C              Collateralized
3/1/95      NCV     18-month Investment Agreements                Collateralized
9/1/95      NCV     Mortgage Backed Notes                         Collateralized
9/1/95      NCV     Investment Agreements                         Collateralized
3/1/96      NCV     18-month Investment Agreements                Collateralized
7/1/96      NCV     Mortgage Backed Notes - Series E              Collateralized
9/1/96      NCV     Investment Agreements                         Collateralized
3/1/97      NCV     18-month Investment Agreements                Collateralized
7/1/97      NCV     Maximum Value Performance Notes               Collateralized


* Investments by Group Endowment Fund, Group Investment Fund II, Pooled Investment Fund I, Pooled Investment Fund II, Pooled Investment Fund III and Pooled Investment Fund IV in Investor Debt Securities are considered Collateralized Securities.

* If BFA acted as a custodian for your Individual Retirement Account and you held debt securities issued by the Debtors in that Individual Retirement Account, those debt securities are Collateralized Securities.

                                EXHIBIT 6 TO THE
                    JOINT LIQUIDATING PLAN OF REORGANIZATION

                    GENERAL UNSECURED CLAIM RECOVERY SCHEDULE

                                                       GENERAL UNSECURED CLAIM
          DEBTOR ENTITY                               DISTRIBUTION PERCENTAGE***
          -------------                               --------------------------

BAPTIST FOUNDATION OF ARIZONA                                   93%
FOUNDATION ADMINISTRATIVE SERVICES                               0%
PARK AT JUNIPER RIDGE                                          100%
THE FOUNDATION COMPANIES INC.                                  100%
A.L.O. INC.                                                    100%
SELECT TRADING GROUP                                             0%
PORT PERRY MARKETING                                           100%
BARRIGADA EQUITIES                                             100%
MARINE DRIVE CAPITAL                                             0%
EQUITY CAPITAL INVESTORS, INC.                                  56%
WEST PHOENIX ESTATES                                           100%
DESERT SKY                                                       0%
RELIABLE INVESTMENTS                                             0%
AMERICAN HOMEBUYER                                              84%
ARIZONA RETAIL SHOPPING CENTER                                   0%
STILL WATERS DEVELOPMENT COMPANY                               100%
SUNSET POINT DEVELOPER                                         100%
NEW CHURCH VENTURES CREDIT CORPORATION                           0%
E.V.I.G., INC                                                  100%
SANTA FE TRAILS RANCH II                                       100%
PLEASANT POINT, LLC                                            100%
NMK, INC.                                                      100%

NOTE: ALL NON-DEBTOR AFFILIATES WILL BE RESPONSIBLE FOR THEIR RESPECTIVE PAYMENTS TO THEIR CREDITORS.

*** THE GENERAL UNSECURED CLAIM DISTRIBUTION PERCENTAGE ASSUMES THAT THE CLAIMS WHICH THE DEBTORS HAVE IDENTIFIED AS DISPUTED CLAIMS ARE NOT DETERMINED BY THE BANKRUPTCY COURT TO BE ALLOWED CLAIMS.